Exhibit 99.3

Item 15.	Exhibits, Financial Statement Schedules

(a)	Financial Statements, Schedules and Exhibits

(1)	Financial Statements - The following financial statements of MetroPCS Communications, Inc. are filed as a part of this Form 10-K on the pages indicated:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

MetroPCS Communications, Inc.

Richardson, Texas

We have audited the accompanying consolidated balance sheets of MetroPCS Communications, Inc. and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of MetroPCS Communications, Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and its cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10 to the consolidated financial statements, the Company changed their method of accounting for fair value measurements of financial assets and liabilities as of January 1, 2008 and as discussed in Note 2 for uncertainty in income taxes as of January 1, 2007.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 27, 2009 expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ Deloitte & Touche LLP

February 27, 2009

(June 8, 2009 as to the retrospective presentation of enhanced derivative disclosures in Note 6 and the reclassification of segment information as described in Note 20)

Dallas, Texas

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2008 and 2007

(in thousands, except share and per share information)

	2008	2007
CURRENT ASSETS:
Cash and cash equivalents	$697,948	$1,470,208
Inventories, net	155,955	109,139
Accounts receivable (net of allowance for uncollectible accounts of $4,106 and $2,908 at December 31, 2008 and 2007, respectively)	34,666	31,809
Prepaid charges	56,347	60,469
Deferred charges	49,716	34,635
Deferred tax assets	1,832	4,920
Other current assets	47,420	21,704

Total current assets	1,043,884	1,732,884

Property and equipment, net	2,847,751	1,891,411
Restricted cash and investments	4,575	320
Long-term investments	5,986	36,050
FCC licenses	2,406,596	2,072,895
Microwave relocation costs	16,478	10,105
Other assets	96,878	62,465

Total assets	$6,422,148	$5,806,130

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$568,432	$439,449
Current maturities of long-term debt	17,009	16,000
Deferred revenue	151,779	120,481
Other current liabilities	5,136	4,560

Total current liabilities	742,356	580,490
Long-term debt, net	3,057,983	2,986,177
Deferred tax liabilities	389,509	290,128
Deferred rents	56,425	35,779
Redeemable minority interest	6,290	5,032
Other long-term liabilities	135,262	59,778

Total liabilities	4,387,825	3,957,384

COMMITMENTS AND CONTINGENCIES (See Note 12)

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.0001 per share, 100,000,000 shares authorized; no shares of preferred stock issued and outstanding at December 31, 2008 and 2007	—	—
Common Stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 350,918,272 and 348,108,027 shares issued and outstanding at December 31, 2008 and 2007, respectively	35	35
Additional paid-in capital	1,578,972	1,524,769
Retained earnings	487,849	338,411
Accumulated other comprehensive loss	(32,533)	(14,469)

Total stockholders’ equity	2,034,323	1,848,746

Total liabilities and stockholders’ equity	$6,422,148	$5,806,130

The accompanying notes are an integral part of these consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

For the Years Ended December 31, 2008, 2007 and 2006

(in thousands, except share and per share information)

	2008	2007	2006
REVENUES:
Service revenues	$2,437,250	$1,919,197	$1,290,947
Equipment revenues	314,266	316,537	255,916

Total revenues	2,751,516	2,235,734	1,546,863

OPERATING EXPENSES:
Cost of service (exclusive of depreciation and amortization expense of $225,911, $157,387 and $122,606, shown separately below)	857,295	647,510	445,281
Cost of equipment	704,648	597,233	476,877
Selling, general and administrative expenses (exclusive of depreciation and amortization expense of $29,408, $20,815 and $12,422, shown separately below)	447,582	352,020	243,618
Depreciation and amortization	255,319	178,202	135,028
Loss on disposal of assets	18,905	655	8,806

Total operating expenses	2,283,749	1,775,620	1,309,610

Income from operations	467,767	460,114	237,253
OTHER EXPENSE (INCOME):
Interest expense	179,398	201,746	115,985
Accretion of put option in majority-owned subsidiary	1,258	1,003	770
Interest and other income	(23,170)	(63,936)	(21,543)
Impairment loss on investment securities	30,857	97,800	—
Loss on extinguishment of debt	—	—	51,518

Total other expense	188,343	236,613	146,730
Income before provision for income taxes	279,424	223,501	90,523
Provision for income taxes	(129,986)	(123,098)	(36,717)

Net income	149,438	100,403	53,806
Accrued dividends on Series D Preferred Stock	—	(6,499)	(21,006)
Accrued dividends on Series E Preferred Stock	—	(929)	(3,000)
Accretion on Series D Preferred Stock	—	(148)	(473)
Accretion on Series E Preferred Stock	—	(106)	(339)

Net income applicable to common stock	$149,438	$92,721	$28,988

Net income	$149,438	$100,403	$53,806
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net of tax	830	6,640	(1,211)
Unrealized (losses) gains on cash flow hedging derivatives, net of tax	(30,438)	(13,614)	1,959
Reclassification adjustment for losses (gains) included in net income, net of tax	11,544	(8,719)	(1,307)

Comprehensive income	$131,374	$84,710	$53,247

Net income per common share: (See Note 19)
Net income per common share — basic	$0.43	$0.29	$0.11

Net income per common share — diluted	$0.42	$0.28	$0.10

Weighted average shares:
Basic	349,395,285	287,692,280	155,820,381

Diluted	355,380,111	296,337,724	159,696,608

The accompanying notes are an integral part of these consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

For the Years Ended December 31, 2008, 2007 and 2006

(in thousands, except share information)

	Number of Shares	Amount	Additional Paid-In Capital	Deferred Compensation	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
BALANCE, December 31, 2005	155,327,094	$15	$149,584	$(178)	$216,702	$1,783	$367,906
Common Stock issued	49,725	—	314	—	—	—	314
Exercise of Common Stock options	1,148,328	1	2,743	—	—	—	2,744
Exercise of Common Stock warrants	526,950	—	—	—	—	—	—
Reversal of deferred compensation upon adoption of SFAS No. 123(R)	—	—	(178)	178	—	—	—
Stock-based compensation	—	—	14,472	—	—	—	14,472
Accrued dividends on Series D Preferred Stock	—	—	—	—	(21,006)	—	(21,006)
Accrued dividends on Series E Preferred Stock	—	—	—	—	(3,000)	—	(3,000)
Accretion on Series D Preferred Stock	—	—	—	—	(473)	—	(473)
Accretion on Series E Preferred Stock	—	—	—	—	(339)	—	(339)
Reduction due to the tax impact of Common Stock option forfeitures	—	—	(620)	—	—	—	(620)
Net income	—	—	—	—	53,806	—	53,806
Unrealized losses on available-for-sale securities, net of tax	—	—	—	—	—	(1,211)	(1,211)
Unrealized gains on cash flow hedging derivatives, net of tax	—	—	—	—	—	1,959	1,959
Reclassification adjustment for gains included in net income, net of tax	—	—	—	—	—	(1,307)	(1,307)

BALANCE, December 31, 2006	157,052,097	$16	$166,315	$—	$245,690	$1,224	$413,245
Common Stock issued	31,230	—	354	—	—	—	354
Exercise of Common Stock options	2,562,056	—	9,706	—	—	—	9,706
Issuance of Common Stock through initial public offering, net of issuance costs	37,500,000	4	818,262	—	—	—	818,266
Conversion of Series D Preferred Stock	144,857,320	14	449,999	—	—	—	450,013
Conversion of Series E Preferred Stock	6,105,324	1	52,170	—	—	—	52,171
Stock-based compensation	—	—	28,024	—	—	—	28,024
Accrued dividends on Series D Preferred Stock	—	—	—	—	(6,499)	—	(6,499)
Accrued dividends on Series E Preferred Stock	—	—	—	—	(929)	—	(929)
Accretion on Series D Preferred Stock	—	—	—	—	(148)	—	(148)
Accretion on Series E Preferred Stock	—	—	—	—	(106)	—	(106)
Reduction due to the tax impact of Common Stock option forfeitures	—	—	(61)	—	—	—	(61)
Net income	—	—	—	—	100,403	—	100,403
Unrealized gains on available-for-sale securities, net of tax	—	—	—	—	—	6,640	6,640
Unrealized losses on cash flow hedging derivatives, net of tax	—	—	—	—	—	(13,614)	(13,614)
Reclassification adjustment for gains included in net income, net of tax	—	—	—	—	—	(8,719)	(8,719)

BALANCE, December 31, 2007	348,108,027	$35	$1,524,769	$—	$338,411	$(14,469)	$1,848,746

The accompanying notes are an integral part of these consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity — (Continued)

For the Years Ended December 31, 2008, 2007 and 2006

(in thousands, except share information)

	Number of Shares	Amount	Additional Paid-In Capital	Deferred Compensation	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Exercise of Common Stock options	2,810,245	—	12,582	—	—	—	12,582
Stock-based compensation expense	—	—	41,454	—	—	—	41,454
Tax impact of Common Stock option exercises and forfeitures	—	—	167	—	—	—	167
Net income	—	—	—	—	149,438	—	149,438
Unrealized gains on available-for-sale securities, net of tax	—	—	—	—	—	830	830
Unrealized losses on cash flow hedging derivatives, net of tax	—	—	—	—	—	(30,438)	(30,438)
Reclassification adjustment for losses included in net income, net of tax	—	—	—	—	—	11,544	11,544

BALANCE, December 31, 2008	350,918,272	$35	$1,578,972	$—	$487,849	$(32,533)	$2,034,323

The accompanying notes are an integral part of these consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2008, 2007 and 2006

(in thousands)

	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$149,438	$100,403	$53,806
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	255,319	178,202	135,028
Provision for uncollectible accounts receivable	8	129	31
Deferred rent expense	20,646	13,745	7,464
Cost of abandoned cell sites	8,592	6,704	3,783
Stock-based compensation expense	41,142	28,024	14,472
Non-cash interest expense	2,550	3,259	6,964
Loss on disposal of assets	18,905	655	8,806
Loss on extinguishment of debt	—	—	51,518
Gain on sale of investments	—	(10,506)	(2,385)
Impairment loss on investment securities	30,857	97,800	—
Accretion of asset retirement obligation	3,542	1,439	769
Accretion of put option in majority-owned subsidiary	1,258	1,003	770
Deferred income taxes	124,347	118,524	32,341
Changes in assets and liabilities, net of impact of acquisitions:
Inventories	(46,816)	(16,275)	(53,320)
Accounts receivable	(2,865)	(3,797)	(12,143)
Prepaid charges	(15,102)	(6,887)	(6,538)
Deferred charges	(15,081)	(8,126)	(13,239)
Other assets	(43,556)	(11,345)	(9,231)
Accounts payable and accrued expenses	(119,166)	63,884	108,492
Deferred revenue	31,294	30,013	33,957
Other liabilities	2,178	2,458	3,416

Net cash provided by operating activities	447,490	589,306	364,761
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(954,612)	(767,709)	(550,749)
Change in prepaid purchases of property and equipment	15,645	(19,992)	(5,262)
Proceeds from sale of property and equipment	856	3,759	3,021
Purchase of investments	—	(3,358,427)	(1,269,919)
Proceeds from sale of investments	37	3,625,648	1,272,424
Change in restricted cash and investments	—	294	2,406
Purchases of and deposits for FCC licenses	(328,519)	—	(1,391,586)
Cash used in business acquisitions	(25,162)	—	—
Microwave relocation costs	(2,520)	(661)	—

Net cash used in investing activities	(1,294,275)	(517,088)	(1,939,665)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	79,353	4,111	11,368
Proceeds from bridge credit agreements	—	—	1,500,000
Proceeds from Senior Secured Credit Facility	—	—	1,600,000
Proceeds from 9 1/4% Senior Notes Due 2014	—	423,500	1,000,000
Proceeds from initial public offering	—	862,500	—
Cost of raising capital	—	(44,234)	—
Debt issuance costs	—	(3,091)	(58,789)
Repayment of debt	(16,000)	(16,000)	(2,437,985)
Payments on capital lease obligations	(1,410)	—	—
Proceeds from minority interest in majority-owned subsidiary	—	—	2,000
Proceeds from termination of cash flow hedging derivative	—	—	4,355
Proceeds from exercise of stock options and warrants	12,582	9,706	2,744

Net cash provided by financing activities	74,525	1,236,492	1,623,693

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(772,260)	1,308,710	48,789
CASH AND CASH EQUIVALENTS, beginning of year	1,470,208	161,498	112,709

CASH AND CASH EQUIVALENTS, end of year	$697,948	$1,470,208	$161,498

The accompanying notes are integral part of these consolidated financial statements.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

1. Organization and Business Operations:

MetroPCS Communications, Inc. (“MetroPCS”), a Delaware corporation, together with its consolidated subsidiaries (the “Company”), is a wireless telecommunications carrier that offers wireless broadband mobile services. As of December 31, 2008, the Company offered services primarily in the metropolitan areas of Atlanta, Dallas/Ft. Worth, Detroit, Las Vegas, Los Angeles, Miami, Orlando/Jacksonville, Philadelphia, San Francisco, Sacramento and Tampa/Sarasota. In February 2009, the Company launched service in the Boston and New York metropolitan areas. The Company sells products and services to customers through Company-owned retail stores as well as through relationships with independent retailers.

On November 24, 2004, MetroPCS, through its wholly-owned subsidiaries, and C9 Wireless, LLC, an independent third-party, formed a limited liability company called Royal Street Communications, LLC (“Royal Street Communications”), to bid on spectrum auctioned by the FCC in Auction 58. The Company owns 85% of the limited liability company member interest of Royal Street Communications, but may only elect two of the five members of Royal Street Communications’ management committee (See Note 4). The consolidated financial statements include the balances and results of operations of MetroPCS and its wholly-owned subsidiaries as well as the balances and results of operations of Royal Street Communications and its wholly-owned subsidiaries (collectively, “Royal Street”). The Company consolidates its interest in Royal Street in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46-R, “Consolidation of Variable Interest Entities,” (“FIN 46(R)”). Royal Street qualifies as a variable interest entity under FIN 46(R) because the Company is the primary beneficiary of Royal Street and will absorb all of Royal Street’s expected losses. The redeemable minority interest in Royal Street is included in long-term liabilities. All intercompany accounts and transactions between the Company and Royal Street have been eliminated in the consolidated financial statements.

On March 14, 2007, the Company’s Board of Directors approved a 3 for 1 stock split of the Company’s common stock effected by means of a stock dividend of two shares of common stock for each share of common stock issued and outstanding on that date. All share, per share and conversion amounts relating to common stock and stock options included in the accompanying consolidated financial statements have been retroactively adjusted to reflect the stock split.

On April 24, 2007, MetroPCS consummated its initial public offering (the “Offering”) of 57,500,000 shares of common stock priced at $23.00 per share (less underwriting discounts and commissions). MetroPCS offered 37,500,000 shares of common stock and certain of MetroPCS’ existing stockholders offered 20,000,000 shares of common stock in the Offering, which included 7,500,000 shares sold by MetroPCS’ existing stockholders pursuant to the underwriters’ exercise of their over-allotment option. Concurrent with the Offering, all outstanding shares of preferred stock, including accrued but unpaid dividends, were converted into 150,962,644 shares of common stock. The shares began trading on April 19, 2007 on the New York Stock Exchange under the symbol “PCS.”

2. Summary of Significant Accounting Policies:

Consolidation

The accompanying consolidated financial statements include the balances and results of operations of MetroPCS and its wholly- and majority-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Operating Segments

SFAS No. 131 “Disclosure About Segments of an Enterprise and Related Information,” (“SFAS No. 131”), establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. At December 31, 2008, the Company had thirteen operating segments based on geographic regions within the United States: Atlanta, Boston, Dallas/Ft. Worth, Detroit, Las Vegas, Los Angeles, Miami, New York, Orlando/Jacksonville, Philadelphia, San Francisco, Sacramento and Tampa/Sarasota. The Company aggregates its operating segments into two reportable segments: Core Markets and Northeast Markets (See Note 20).

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Use of Estimates in Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. The most significant of such estimates used by the Company include:

•	allowance for uncollectible accounts receivable;

•	valuation of inventories;

•	valuation of investment securities;

•	estimated useful life of assets;

•	accrued property, plant and equipment for the percentage of construction services received;

•	impairment of long-lived assets and indefinite-lived assets;

•	likelihood of realizing benefits associated with temporary differences giving rise to deferred tax assets;

•	reserves for uncertain tax positions;

•	estimated customer life in terms of amortization of certain deferred revenue;

•	valuation of common stock prior to the Offering; and

•	stock-based compensation expense.

Derivative Instruments and Hedging Activities

The Company accounts for its hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS No. 133”). The standard requires the Company to recognize all derivatives on the consolidated balance sheet at fair value. Changes in the fair value of derivatives are to be recorded each period in earnings or on the accompanying consolidated balance sheets in accumulated other comprehensive income (loss) depending on the type of hedged transaction and whether the derivative is designated and effective as part of a hedged transaction. Gains or losses on derivative instruments reported in accumulated other comprehensive income (loss) must be reclassified to earnings in the period in which earnings are affected by the underlying hedged transaction and the ineffective portion of all hedges must be recognized in earnings in the current period. The Company’s use of derivative financial instruments is discussed in Note 6.

Cash and Cash Equivalents

The Company includes as cash and cash equivalents (i) cash on hand, (ii) cash in bank accounts, (iii) investments in money market funds, and (iv) treasury securities with an original maturity of 90 days or less.

Inventories

Substantially all of the Company’s inventories are stated at the lower of average cost or market. Inventories consist mainly of handsets that are available for sale to customers and independent retailers.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Allowance for Uncollectible Accounts Receivable

The Company maintains allowances for uncollectible accounts for estimated losses resulting from the inability of independent retailers to pay for equipment purchases and for amounts estimated to be uncollectible from other carriers. The following table summarizes the changes in the Company’s allowance for uncollectible accounts (in thousands):

	2008	2007	2006
Balance at beginning of period	$2,908	$1,950	$2,383
Additions:
Charged to expense	8	129	31
Direct reduction to revenue and other accounts	1,337	1,037	929
Deductions	(147)	(208)	(1,393)

Balance at end of period	$4,106	$2,908	$1,950

Prepaid Charges

Prepaid charges consisted of the following (in thousands):

	2008	2007
Prepaid vendor purchases	$17,829	$37,054
Prepaid rent	23,689	13,996
Prepaid maintenance and support contracts	4,482	3,961
Prepaid insurance	2,165	2,162
Prepaid advertising	2,331	264
Other	5,851	3,032

Prepaid charges	$56,347	$60,469

Property and Equipment

Property and equipment, net, consisted of the following (in thousands):

	2008	2007
Construction-in-progress	$898,454	$393,282
Network infrastructure	2,522,206	1,901,119
Office equipment	63,848	44,059
Leasehold improvements	47,784	33,410
Furniture and fixtures	10,273	7,833
Vehicles	311	207

	3,542,876	2,379,910
Accumulated depreciation and amortization	(695,125)	(488,499)

Property and equipment, net	$2,847,751	$1,891,411

Property and equipment are stated at cost. Additions and improvements are capitalized, while expenditures that do not enhance or extend the asset’s useful life are charged to operating expenses as incurred. When the Company sells, disposes of or retires property and equipment, the related gains or losses are included in operating results. Depreciation is applied using the straight-line method over the estimated useful lives of the assets once the assets are placed in service, which are seven to ten years for network infrastructure assets, three to ten years for capitalized interest, up to fifteen years for capital lease assets, three to seven years for office equipment, which includes computer equipment, three to seven years for furniture and fixtures and five years for vehicles. Leasehold improvements are amortized over the shorter of the remaining term of the lease and any renewal periods reasonably assured or the estimated useful life of the improvement. Maintenance and repair costs are charged to expense as incurred. The Company follows the provisions of SFAS No. 34, “Capitalization of Interest Cost,” with respect to its FCC licenses and the related construction of its network infrastructure assets. Capitalization commences with pre-construction period administrative and technical activities, which includes obtaining leases, zoning approvals and building permits, and ceases at the point in which the asset is ready for its intended use, which generally coincides with the market launch date. For the years ended December 31, 2008, 2007 and 2006, the Company capitalized interest in the amount of $64.2 million, $34.9 million and $17.5 million, respectively.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Impairment of Long-Lived Assets

The Company assesses potential impairments to its long-lived assets, including property and equipment, when there is evidence that events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment loss may be required to be recognized when the undiscounted cash flows expected to be generated by a long-lived asset (or group of such assets) is less than its carrying value. Any required impairment loss would be measured as the amount by which the asset’s carrying value exceeds its fair value and would be recorded as a reduction in the carrying value of the related asset and charged to results of operations.

Restricted Cash and Investments

Restricted cash and investments consist of cash deposited in escrow accounts, money market instruments and short-term investments. In general, these investments are pledged as collateral against letters of credit used as security for payment obligations and are presented as current or non-current assets based on the terms of the underlying letters of credit.

Long-Term Investments

The Company accounts for its investment securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” At December 31, 2008, all of the Company’s long-term investment securities were reported at fair value. Due to the lack of availability of observable market quotes on the Company’s investment portfolio of auction rate securities, the fair value was estimated based on valuation models that rely exclusively on unobservable inputs including those that are based on expected cash flow streams and collateral values, including assessments of counterparty credit quality, default risk underlying the security, discount rates and overall capital market liquidity.

Declines in fair value that are considered other-than-temporary are charged to earnings.

The valuation of the Company’s investment portfolio is subject to uncertainties that are difficult to predict. Factors that may impact the Company’s valuation include changes to credit ratings of the securities as well as the underlying assets supporting those securities, rates of default of the underlying assets, underlying collateral values, discount rates, counterparty risk and ongoing strength and quality of market credit and liquidity (See Note 5).

Revenues and Cost of Service

The Company’s wireless services are provided on a month-to-month basis and are paid in advance. Revenues from wireless services are recognized as services are rendered. Amounts received in advance are recorded as deferred revenue. Long-term deferred revenue is included in other long-term liabilities. Cost of service generally includes the direct costs of operating the Company’s networks.

The Company follows the provisions of Emerging Issues Task Force (“EITF”) No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” (“EITF No. 00-21”). Under the provisions of EITF No. 00-21, arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets constitutes a multiple element arrangement that should be divided into separate units of accounting with the consideration received allocated among the separate units of accounting using the residual method of accounting.

The Company has determined that the sale of wireless services through its direct and indirect sales channels with an accompanying handset constitutes a revenue arrangement with multiple deliverables. In accordance with EITF No. 00-21, the Company divides these arrangements into separate units of accounting, and allocates the consideration between the handset and the wireless service using the residual method of accounting. Consideration received for the wireless service is recognized at fair value as service revenue when earned, and any remaining consideration received is recognized as equipment revenue when the handset is delivered and accepted by the customer.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Equipment revenues arise from the sale of handsets and accessories. Revenues and related costs from the sale of handsets in the Company’s retail locations are recognized at the point of sale. Handsets shipped to independent retailers are recorded as deferred revenue and deferred charges upon shipment by the Company and are recognized as equipment revenues and related costs when service is activated by its customers. Revenues and related costs from the sale of accessories are recognized at the point of sale. The costs of handsets and accessories sold are recorded in cost of equipment.

Sales incentives offered without charge to customers related to the sale of handsets are recognized as a reduction of revenue when the related equipment revenue is recognized. Customers have the right to return handsets within 30 days or 60 minutes of usage, whichever occurs first.

Federal Universal Service Fund (“FUSF”), E-911 and various other fees are assessed by various governmental authorities in connection with the services that the Company provides to its customers. The Company reports these fees on a gross basis in service revenues and cost of service on the accompanying statements of income and comprehensive income. For the years ended December 31, 2008, 2007 and 2006, the Company recorded approximately $135.6 million, $94.0 million and $44.3 million, respectively, of FUSF, E-911, and other fees. Sales, use and excise taxes are reported on a net basis in selling, general and administrative expenses on the accompanying statements of income and comprehensive income.

Software Costs

In accordance with Statement of Position (“SOP”) 98-1, “Accounting for Costs of Computer Software Developed or Obtained for Internal Use,” (“SOP 98-1”), certain costs related to the purchase of internal use software are capitalized and amortized over the estimated useful life of the software. For the years ended December 31, 2008, 2007 and 2006, approximately $14.6 million, $9.2 million and $8.8 million, respectively, of purchased software costs under SOP 98-1 were placed in service. The Company amortizes software costs over a three-year life and for the years ended December 31, 2008, 2007 and 2006, the Company recognized amortization expense of approximately $10.7 million, $5.5 million and $2.8 million, respectively. Capitalized software costs are classified as office equipment.

FCC Licenses and Microwave Relocation Costs

The Company operates wireless broadband mobile networks under licenses granted by the FCC for a particular geographic area on spectrum allocated by the FCC for wireless broadband services. In addition, in November 2006, the Company acquired a number of advanced wireless services (“AWS”) licenses which can be used to provide services comparable to the services provided by the Company, and other advanced wireless services. In June 2008, the Company acquired a 700 MHz license that also can be used to provide similar services. The personal communications services (“PCS”) licenses previously included, and the AWS licenses currently include, the obligation and resulting costs to relocate existing fixed microwave users of the Company’s licensed spectrum if the Company’s spectrum interfered with their systems and/or reimburse other carriers (according to FCC rules) that relocated prior users if the relocation benefits the Company’s system. Accordingly, the Company incurred costs related to microwave relocation in constructing its PCS and AWS networks. The PCS, AWS, and 700 MHz licenses and microwave relocation costs are recorded at cost. Although PCS, AWS and 700 MHz licenses are issued with a stated term, ten years in the case of the PCS licenses, fifteen years in the case of the AWS licenses and 10 years from the date of the digital television transition for 700 MHz licenses, the renewal of PCS, AWS and 700 MHz licenses is generally a routine matter without substantial cost and the Company has determined that no legal, regulatory, contractual, competitive, economic, or other factors currently exist that limit the useful life of its PCS, AWS and 700 MHz licenses. As such, under the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets,” the Company does not amortize PCS, AWS and 700 MHz licenses and microwave relocation costs as they are considered to have indefinite lives and together represent the cost of the Company’s spectrum. The Company is required to test indefinite-lived intangible assets, consisting of PCS, AWS, and 700 MHz licenses and microwave relocation costs, for impairment on an annual basis based upon a fair value approach. Indefinite-lived intangible assets must be tested between annual tests if events or changes in circumstances indicate that the asset might be impaired. These events or circumstances could include a significant change in the business climate, including a significant sustained decline in an entity’s market value, legal factors, operating performance indicators,

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

competition, sale or disposition of a significant portion of the business, or other factors. The Company completed its impairment tests during the third quarter of 2008. There have been no indicators of impairment and no impairment has been recognized through December 31, 2008.

Advertising and Promotion Costs

Advertising and promotion costs are expensed as incurred. Advertising costs totaled $99.0 million, $73.2 million and $46.4 million during the years ended December 31, 2008, 2007 and 2006, respectively.

Income Taxes

The Company records income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes,” (“SFAS No. 109”). SFAS No. 109 uses an asset and liability approach to account for income taxes, wherein deferred taxes are provided for book and tax basis differences for assets and liabilities. In the event differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities result in deferred tax assets, a valuation allowance is provided for a portion or all of the deferred tax assets when there is sufficient uncertainty regarding the Company’s ability to recognize the benefits of the assets in future years.

On January 1, 2007, the Company adopted FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes,” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109. FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition issues. The adoption of FIN 48 did not have a significant impact on the Company’s financial statements. There was no cumulative effect adjustment related to adopting FIN 48.

Other Comprehensive Income (Loss)

Unrealized gains on available-for-sale securities and cash flow hedging derivatives are reported in accumulated other comprehensive loss as a separate component of stockholders’ equity until realized. Realized gains and losses on available-for-sale securities are included in interest and other income. Gains or losses on cash flow hedging derivatives reported in accumulated other comprehensive loss are reclassified to earnings in the period in which earnings are affected by the underlying hedged transaction.

Stock-Based Compensation

The Company accounts for share-based awards exchanged for employee services in accordance with SFAS No. 123(R), “Share-Based Payment,” (“SFAS No. 123(R)”) under the modified prospective method of adoption. Under SFAS No. 123(R), share-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite service period.

Asset Retirement Obligations

The Company accounts for asset retirement obligations as determined by SFAS No. 143, “Accounting for Asset Retirement Obligations,” (“SFAS No. 143”) and FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” (“FIN No. 47”). SFAS No. 143 and FIN No. 47 address financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs. SFAS No. 143 requires that companies recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the estimated useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

The Company is subject to asset retirement obligations associated with its cell site operating leases, which are subject to the provisions of SFAS No. 143 and FIN No. 47. Cell site lease agreements may contain clauses requiring restoration of the leased site at the end of the lease term to its original condition, creating an asset retirement obligation. This liability is classified under other long-term liabilities. Landlords may choose not to exercise these rights as cell sites are considered useful improvements. In addition to cell site operating leases, the Company has leases related to switch site, retail, and administrative locations subject to the provisions of SFAS No. 143 and FIN No. 47.

The following table summarizes the Company’s asset retirement obligation transactions (in thousands):

	2008	2007
Beginning asset retirement obligations	$14,298	$6,685
Liabilities incurred	28,816	6,929
Reductions	(138)	(755)
Accretion expense	3,542	1,439

Ending asset retirement obligations	$46,518	$14,298

Earnings Per Share

Basic earnings per share (“EPS”) are based upon the weighted average number of common shares outstanding for the period. Diluted EPS is computed in the same manner as EPS after assuming issuance of common stock for all potentially dilutive equivalent shares, whether exercisable or not.

The Series D Preferred Stock and Series E Preferred Stock (collectively, the “preferred stock”) that was outstanding during the years ended December 31, 2007 and 2006 are participating securities, such that in the event a dividend is declared or paid on the common stock, the Company must simultaneously declare and pay a dividend on the preferred stock as if they had been converted into common stock. In accordance with EITF Issue 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128,” (“EITF 03-6”), the preferred stock was considered a “participating security” for purposes of computing earnings or loss per common share and, therefore, the preferred stock was included in the computation of basic and diluted earnings per common share using the two-class method, except during periods of net losses. When determining basic earnings per common share under EITF 03-6, undistributed earnings for a period were allocated to a participating security based on the contractual participation rights of the security to share in those earnings as if all of the earnings for the period had been distributed (See Note 19).

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations,” (“SFAS No. 141(R)”), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS No. 141(R) also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS No. 141(R) is effective for financial statements issued for fiscal years beginning after December 15, 2008 and early adoption is prohibited. The implementation of this standard did not have a material impact on the Company’s financial condition or results of operations.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements,” (“SFAS No. 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS No. 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and early adoption is prohibited. The implementation of this standard did not have a material impact on the Company’s financial condition or results of operations.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133,” (“SFAS No. 161”). SFAS No. 161 requires enhanced disclosures about a company’s derivative and hedging activities. These enhanced disclosures will discuss (a) how and why a company uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 and its related interpretations and (c) how derivative instruments and related hedged items affect a company’s financial position, results of operations and cash flows. SFAS No. 161 is effective for fiscal years beginning on or after November 15, 2008, with earlier adoption allowed. The implementation of this standard did not have a material impact on the Company’s financial condition or results of operations.

In April 2008, the FASB issued FSP SFAS No. 142-3, “Determination of the Useful Life of Intangible Assets,” (“FSP SFAS No. 142-3”). FSP SFAS No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets.” FSP SFAS No. 142-3 is effective for fiscal years beginning after December 15, 2008. The implementation of this standard did not have a material impact on the Company’s financial condition or results of operations.

In October 2008, the FASB issued FSP SFAS No. 157-3 “Determining Fair Value of a Financial Asset in a Market That Is Not Active,” (“FSP SFAS No. 157-3”). FSP SFAS No. 157-3 clarified the application of SFAS No. 157 in an inactive market. It demonstrates how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP SFAS No. 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The implementation of this standard did not have a material impact on the Company’s financial condition or results of operations.

In November 2008, the FASB issued EITF No. 08-6, “Equity Method Investment Accounting Considerations,” (“EITF No. 08-6”). EITF 08-6 clarifies the accounting treatment for certain transactions and impairment considerations involving equity method investments. EITF No. 08-6 is effective for fiscal years and interim periods beginning on or after December 15, 2008, consistent with the effective dates of SFAS No. 141(R) and SFAS No. 160. The implementation of this standard did not have a material impact on the Company’s financial condition or results of operations.

3. Acquisitions:

On December 21, 2007, the Company executed an agreement with PTA Communications, Inc. (“PTA”) to purchase 10 MHz of PCS spectrum from PTA for the basic trading area of Jacksonville, Florida. The Company also entered into agreements with NTCH, Inc. (dba Cleartalk PCS) and PTA-FLA, Inc. for the purchase of certain of their assets used in providing PCS wireless telecommunications services in the Jacksonville market. On January 17, 2008, the Company closed on the acquisition of the assets and paid a total of $18.6 million in cash for these assets, exclusive of transaction costs. On May 13, 2008, the Company closed on the purchase of the 10 MHz of spectrum from PTA for the basic trading area of Jacksonville, Florida for consideration of $6.5 million in cash.

4. Majority-Owned Subsidiary:

On November 24, 2004, MetroPCS, through its wholly-owned subsidiaries, together with C9 Wireless, LLC, an independent, unaffiliated third-party, formed a limited liability company, Royal Street Communications, that qualified to bid for closed licenses and to receive bidding credits as a very small business DE on open licenses in FCC Auction 58. MetroPCS indirectly owns 85% of the limited liability company member interest of Royal Street Communications, but may elect only two of five members of the Royal Street Communications’ management committee, which has the full power to direct the management of Royal Street. Royal Street Communications has formed limited liability company subsidiaries which hold all licenses won in Auction 58. At Royal Street’s request and subject to Royal Street’s control and direction, MetroPCS assisted or is assisting in the construction of Royal Street’s networks and has agreed to purchase, via a resale arrangement, as much as 85% of the engineered service capacity of Royal Street’s networks. The Company’s consolidated financial statements include the balances and results of operations of MetroPCS and its wholly-owned subsidiaries as well as the balances and results of operations of Royal Street. The Company consolidates its interest in Royal Street in accordance with FIN 46(R).

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Royal Street qualifies as a variable interest entity under FIN 46(R) because the Company is the primary beneficiary of Royal Street and will absorb all of Royal Street’s expected losses. Royal Street does not guarantee MetroPCS Wireless, Inc.’s (“Wireless”) obligations under its senior secured credit facility, pursuant to which Wireless may borrow up to $1.7 billion, as amended, (the “Senior Secured Credit Facility”) and its $1.4 billion of 9 1/4% Senior Notes due 2014 (the “9 1/4% Senior Notes”). See the “non-guarantor subsidiaries” information in Note 21 for the financial position and results of operations of Royal Street. C9 Wireless, LLC, a beneficial interest holder in Royal Street, has no recourse to the general credit of MetroPCS. All intercompany accounts and transactions between the Company and Royal Street have been eliminated in the consolidated financial statements.

C9 Wireless, LLC has a right to sell, or put, its limited liability company interests in Royal Street Communications to the Company at specific future dates based on a contractually determined amount (the “Put Right”). The Put Right represents an unconditional obligation of MetroPCS and its wholly-owned subsidiaries to purchase from C9 Wireless, LLC its limited liability company interests in Royal Street Communications. In accordance with SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” this obligation is recorded as a liability and is measured at each reporting date at the amount of cash that would be required to settle the obligation under the contract terms if settlement occurred at the reporting date.

5. Investments:

The Company has historically invested its substantial cash balances in, among other things, securities issued and fully guaranteed by the United States or any state, highly rated commercial paper and auction rate securities, money market funds meeting certain criteria, and demand deposits. These investments are subject to credit, liquidity, market and interest rate risk. At December 31, 2008, the Company had invested substantially all of its cash and cash equivalents in money market funds consisting of treasury securities.

During the year ended December 31, 2007, the Company made an original investment of $133.9 million in principal in certain auction rate securities, substantially all of which are secured by collateralized debt obligations with a portion of the underlying collateral being mortgage securities or related to mortgage securities. Consistent with the Company’s investment policy guidelines, the auction rate securities investments held by the Company all had AAA/Aaa credit ratings at the time of purchase. With the continuing liquidity issues experienced in the global credit and capital markets, the auction rate securities held by the Company at December 31, 2008 continued to experience failed auctions as the amount of securities submitted for sale in the auctions exceeded the amount of purchase orders. In addition, all of the auction rate securities held by the Company have been downgraded or placed on credit watch.

The estimated market value of the Company’s auction rate security holdings at December 31, 2008 was approximately $6.0 million, which reflects a $127.9 million cumulative adjustment to the original principal value of $133.9 million. The estimated market value at December 31, 2007 was approximately $36.1 million, which reflected a $97.8 million adjustment to the aggregate principal value at that date. Although the auction rate securities continue to pay interest according to their stated terms, based on valuation models that rely exclusively on unobservable inputs, the Company recorded an impairment charge of $30.9 million during the year ended December 31, 2008, reflecting an additional portion of the auction rate security holdings that the Company has concluded have an other-than-temporary decline in value. The offsetting increase in fair value of approximately $0.8 million is reported in accumulated other comprehensive loss in the consolidated balance sheets.

Historically, given the liquidity created by auctions, the Company’s auction rate securities were presented as current assets under short-term investments on the Company’s balance sheet. Given the failed auctions, the Company’s auction rate securities are illiquid until there is a successful auction for them or the Company sells them. Accordingly, the entire amount of such remaining auction rate securities has been reclassified from current to non-current assets and is presented in long-term investments on the accompanying balance sheets as of December 31, 2008 and 2007. The Company may incur additional impairments to its auction rate securities.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

6. Derivative Instruments and Hedging Activities:

On November 21, 2006, Wireless entered into a three-year interest rate protection agreement to manage the Company’s interest rate risk exposure and fulfill a requirement of Wireless’ Senior Secured Credit Facility. The agreement covers a notional amount of $1.0 billion and effectively converts this portion of Wireless’ variable rate debt to fixed-rate debt at an annual rate of 7.169%. The quarterly interest settlement periods began on February 1, 2007. The interest rate protection agreement expires on February 1, 2010. This financial instrument is reported in other long-term liabilities at fair market value of approximately $38.8 million as of December 31, 2008. The net change in fair value of $15.3 million is reported in accumulated other comprehensive loss in the consolidated balance sheets, net of income taxes in the amount of approximately $5.9 million. As of December 31, 2007, this financial instrument was reported in other long-term liabilities at fair market value of approximately $23.5 million. The net change in fair value of $13.6 million was reported in accumulated other comprehensive loss in the consolidated balance sheets, net of income taxes in the amount of approximately $9.9 million.

On April 30, 2008, Wireless entered into an additional two-year interest rate protection agreement to manage the Company’s interest rate risk exposure. The agreement was effective on June 30, 2008 and covers a notional amount of $500.0 million and effectively converts this portion of Wireless’ variable rate debt to fixed rate debt at an annual rate of 5.464%. The monthly interest settlement periods began on June 30, 2008. This agreement expires on June 30, 2010. This financial instrument is reported in other long-term liabilities at fair market value of approximately $16.2 million as of December 31, 2008. The net change in fair value of $16.2 million is reported in accumulated other comprehensive loss in the accompanying consolidated balance sheet, net of income taxes in the amount of approximately $6.5 million.

The primary risk managed by using derivative instruments is interest rate risk. Interest rate protection agreements are entered into to manage interest rate risk associated with the Company’s variable-rate borrowings. The interest rate protection agreements have been designated as cash flow hedges. If a derivative is designated as a cash flow hedge and the hedging relationship qualifies for hedge accounting under the provisions of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS No. 133”), the effective portion of the change in fair value of the derivative is recorded in accumulated other comprehensive income (loss) and reclassified to interest expense in the period in which the hedged transaction affects earnings. The ineffective portion of the change in fair value of a derivative qualifying for hedge accounting is recognized in earnings in the period of the change. For the year ended December 31, 2008, the change in fair value did not result in ineffectiveness.

At the inception of the cash flow hedges and quarterly thereafter, the Company performs an assessment to determine whether changes in the fair values or cash flows of the derivatives are deemed highly effective in offsetting changes in the fair values or cash flows of the hedged transaction. If at any time subsequent to the inception of the cash flow hedges, the assessment indicates that the derivative is no longer highly effective as a hedge, the Company will discontinue hedge accounting and recognize all subsequent derivative gains and losses in results of operations. The Company estimates that approximately $44.5 million of net losses that are reported in accumulated other comprehensive loss at December 31, 2008 is expected to be reclassified into earnings within the next 12 months.

Cross-default Provisions

The Company’s interest rate protection agreements contain cross-default provisions to the Company’s Senior Secured Credit Facility. The Company’s Senior Secured Credit Facility allows interest rate protection agreements to become secured if the counterparty to the agreement is a current lender under the facility. If the Company were to default on the Senior Secured Credit Facility, it would trigger these provisions, and the counterparties to the interest rate protection agreements could request immediate payment on interest rate protection agreements in net liability positions, similar to their existing rights as a lender. There are no collateral requirements in the interest rate protection agreements. The aggregate fair value of interest rate protection agreements with cross-default provisions that are in a net liability position on December 31, 2008 is $55.0 million.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Fair Values of Derivative Instruments

(in thousands)	Liability Derivatives
	As of December 31, 2008		As of December 31, 2007
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments under SFAS No. 133
Interest rate protection agreements	Other long-term liabilities	$54,963	Other long-term liabilities	$23,502

Total derivatives designated as hedging instruments under SFAS No. 133		$54,963		$23,502

The Effect of Derivative Instruments on the Consolidated Statement of Income

and Comprehensive Income For the Twelve Months Ended December 31,

Derivatives in SFAS No. 133 Cash Flow Hedging Relationships	Amount of Gain (Loss) Recognized in OCI on Derivative (Effective Portion)			Location of Gain (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)	Amount of Gain (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)
	2008	2007	2006		2008	2007	2006
Interest rate protection agreements	$(50,867)	$(22,055)	$3,295	Interest expense	$(19,406)	$3,312	$4,583

Total	$(50,867)	$(22,055)	$3,295		$(19,406)	$3,312	$4,583

7. Intangible Assets:

The changes in the carrying value of intangible assets during the years ended December 31, 2008 and 2007 are as follows (in thousands):

	FCC Licenses	Microwave Relocation Costs
Balance at December 31, 2006	$2,072,885	$9,187
Additions	10	918

Balance at December 31, 2007	$2,072,895	$10,105
Additions	333,701	6,373

Balance at December 31, 2008	$2,406,596	$16,478

FCC licenses represent the 14 C-Block PCS licenses acquired by the Company in the FCC auction in May 1996, the AWS licenses acquired in FCC Auction 66, the 700 MHz license acquired in FCC Auction 73 and FCC licenses acquired from other carriers. FCC licenses also represent licenses acquired in 2005 by Royal Street Communications in Auction 58.

The grant of the licenses by the FCC subjects the Company to certain FCC ongoing ownership restrictions. Should the Company cease to continue to qualify under such ownership restrictions, the PCS, AWS and 700 MHz licenses may be subject to revocation or require the payment of fines or forfeitures. Although PCS, AWS, and 700 MHz licenses are issued with a stated term, 10 years in the case of the PCS licenses, 15 years in the case of the AWS licenses, and approximately 10 years from the date of the digital television transition for 700 MHz licenses, the renewal of PCS, AWS, and 700 MHz licenses is generally a routine matter without substantial cost.

On November 29, 2006, the Company was granted AWS licenses as a result of FCC Auction 66, for a total aggregate purchase price of approximately $1.4 billion. These licenses cover six of the 25 largest metropolitan areas in the United States. The east coast expansion opportunities include, but are not limited to, the entire east coast corridor from Philadelphia to Boston, including New York, as well as the entire states of New York, New Jersey, Connecticut and Massachusetts. In the western United States, the new expansion opportunities include the San Diego, Portland, Seattle and Las Vegas metropolitan areas. The balance supplements or expands the geographic boundaries of the Company’s existing operations in Dallas/Ft. Worth, Detroit, Los Angeles, San Francisco and Sacramento.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

On February 21, 2007, the FCC granted the Company’s applications for the renewal of its 14 C-Block PCS licenses acquired in the FCC auction in May 1996, as well as the applications for the renewal of certain other licenses subsequently acquired from other carriers.

On December 21, 2007, the Company executed an agreement with PTA Communications, Inc. (“PTA”) to purchase 10 MHz of PCS spectrum from PTA for the basic trading area of Jacksonville, Florida. On May 13, 2008, the Company closed on the purchase of the 10 MHz of spectrum from PTA for the basic trading area of Jacksonville, Florida for consideration of $6.5 million in cash.

The Company participated as a bidder in FCC Auction 73, and on June 26, 2008, the Company was granted one 12 MHz 700 MHz license for a total aggregate purchase price of approximately $313.3 million. This 700 MHz license supplements the 10 MHz of AWS spectrum previously granted to the Company in the Boston-Worcester, Massachusetts/New Hampshire/Rhode Island/Vermont Economic Area as a result of FCC Auction 66.

On various dates in 2008, the Company consummated agreements for spectrum acquisitions from third-parties in the aggregate amount of approximately $15.3 million.

On September 26, 2008, the Company entered into a spectrum exchange agreement covering licenses in certain markets with Leap Wireless International, Inc. (“Leap Wireless”) with Leap Wireless acquiring an additional 10 MHz of spectrum in San Diego and Fresno, California; Seattle, Washington and certain other Washington and Oregon markets, and the Company acquiring an additional 10 MHz of spectrum in Shreveport-Bossier City, Louisiana; Lakeland-Winter Haven, Florida; and Dallas-Ft. Worth, Texas and certain other North Texas markets, with consummation subject to customary closing conditions.

During the year ended December 31, 2008, the Company entered into various agreements for the acquisition and exchange of spectrum in the aggregate amount of approximately $8.3 million. Consummation of these acquisitions is conditioned upon customary closing conditions, including approval by the FCC.

8. Accounts Payable and Accrued Expenses:

Accounts payable and accrued expenses consisted of the following (in thousands):

	2008	2007
Accounts payable	$148,309	$131,177
Book overdraft	104,752	25,399
Accrued accounts payable	178,085	155,733
Accrued liabilities	15,803	16,285
Payroll and employee benefits	34,047	29,380
Accrued interest	33,521	33,892
Taxes, other than income	46,705	41,044
Income taxes	7,210	6,539

Accounts payable and accrued expenses	$568,432	$439,449

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

9. Long-Term Debt:

Long-term debt consisted of the following (in thousands):

	2008	2007
9 1/4% Senior Notes	$1,400,000	$1,400,000
Senior Secured Credit Facility	1,564,000	1,580,000
Capital lease obligations	91,343	—

Total	3,055,343	2,980,000
Add: unamortized premium on debt	19,649	22,177

Total debt	3,074,992	3,002,177
Less: current maturities	(17,009)	(16,000)

Total long-term debt	$3,057,983	$2,986,177

Maturities of the principal amount of long-term debt, excluding capital lease obligations, at face value are as follows (in thousands):

For the Year Ending December 31,
2009	$16,000
2010	16,000
2011	16,000
2012	16,000
2013	1,500,000
Thereafter	1,400,000

Total	$2,964,000

$1.4 Billion 9 1/4% Senior Notes

On November 3, 2006, Wireless completed the sale of $1.0 billion of principal amount of 9 1/4% Senior Notes due 2014, (the “Initial Notes”). The net proceeds of the sale of the Initial Notes were approximately $978.0 million after underwriter fees and other debt issuance costs of $22.0 million. The net proceeds from the sale of the Initial Notes, together with the borrowings under the Senior Secured Credit Facility, were used to repay amounts owed under various credit agreements, credit facilities, and to pay related premiums, fees and expenses, as well as for general corporate purposes.

On June 6, 2007, Wireless completed the sale of an additional $400.0 million of 9 1/4% Senior Notes due 2014 (the “Additional Notes” and together with the Initial Notes, the “9 1/4% Senior Notes”) under the existing indenture at a price equal to 105.875% of the principal amount of such Additional Notes.

The 9 1/4% Senior Notes are unsecured obligations and are guaranteed by MetroPCS, MetroPCS, Inc., and all of Wireless’ direct and indirect wholly-owned subsidiaries, but are not guaranteed by Royal Street. Interest is payable on the 9 1/4% Senior Notes on May 1 and November 1 of each year, beginning on May 1, 2007 for the Initial Notes and November 1, 2007 for the Additional Notes. Wireless may, at its option, redeem some or all of the 9 1/4% Senior Notes at any time on or after November 1, 2010 for the redemption prices set forth in the indenture governing the 9 1/4 % Senior Notes. In addition, Wireless may also redeem up to 35% of the aggregate principal amount of the 9 1/4% Senior Notes with the net cash proceeds of certain sales of equity securities.

Senior Secured Credit Facility

On November 3, 2006, Wireless entered into the Senior Secured Credit Facility, pursuant to which Wireless may borrow up to $1.7 billion. The Senior Secured Credit Facility consists of a $1.6 billion term loan facility and a $100.0 million revolving credit facility. On November 3, 2006, Wireless borrowed $1.6 billion under the Senior Secured Credit Facility. The term loan facility will be repayable in quarterly installments in annual aggregate amounts equal to 1% of the initial aggregate principal amount of $1.6 billion. The term loan facility will mature in November 2013 and the revolving credit facility will mature in November 2011. The net proceeds from the borrowings under the Senior Secured Credit Facility, together with the sale of the Initial Notes, were used to repay amounts owed under various credit agreements, credit facilities, and to pay related premiums, fees and expenses, as well as for general corporate purposes.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

The facilities under the Senior Secured Credit Facility are guaranteed by MetroPCS, MetroPCS, Inc. and each of Wireless’ direct and indirect present and future wholly-owned domestic subsidiaries. The facilities are not guaranteed by Royal Street, but Wireless pledged the promissory note that Royal Street has given it in connection with amounts borrowed by Royal Street from Wireless and the limited liability company member interest held in Royal Street Communications. The Senior Secured Credit Facility contains customary events of default, including cross defaults. The obligations are also secured by the capital stock of Wireless as well as substantially all of Wireless’ present and future assets and the capital stock and substantially all of the assets of each of its direct and indirect present and future wholly-owned subsidiaries (except as prohibited by law and certain permitted exceptions), but excludes Royal Street.

The interest rate on the outstanding debt under the Senior Secured Credit Facility is variable. The rate as of December 31, 2008 was 6.443%. On November 21, 2006, Wireless entered into a three-year interest rate protection agreement to manage the Company’s interest rate risk exposure and fulfill a requirement of the Senior Secured Credit Facility. The agreement covers a notional amount of $1.0 billion and effectively converts this portion of Wireless’ variable rate debt to fixed-rate debt at an annual rate of 7.169% (See Note 6). On February 20, 2007, Wireless entered into an amendment to the Senior Secured Credit Facility. Under the amendment, the margin on the base rate used to determine the Senior Secured Credit Facility interest rate was reduced to 2.25% from 2.50%. On April 30, 2008, Wireless entered into an additional two-year interest rate protection agreement to manage the Company’s interest rate risk exposure. This agreement was effective on June 30, 2008, covers a notional amount of $500.0 million and effectively converts this portion of Wireless’ variable rate debt to fixed rate debt at an annual rate of 5.464%.

Capital Lease Obligations

The Company entered into various non-cancelable distributed antenna systems (“DAS”) capital lease agreements, with varying expiration terms through 2024, covering dedicated optical fiber. Assets and future obligations related to capital leases are included in the accompanying consolidated balance sheet in property and equipment and long-term debt, respectively. Depreciation of assets held under capital leases is included in depreciation and amortization expense. See Note 12.

10. Fair Value Measurements:

In the first quarter of 2008, the Company adopted the provisions of SFAS No. 157, “Fair Value Measurements,” (“SFAS No. 157”) for financial assets and liabilities. SFAS No. 157 became effective for financial assets and liabilities on January 1, 2008. SFAS No. 157 defines fair value, thereby eliminating inconsistencies in guidance found in various prior accounting pronouncements, and increases disclosures surrounding fair value calculations.

SFAS No. 157 establishes a three-tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations. The three levels of inputs are defined as follows:

•	Level 1 - Unadjusted quoted market prices for identical assets or liabilities in active markets that the Company has the ability to access.

•

Level 2 - Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable (e.g., interest rates, yield curves, prepayment speeds, default rates, loss severities, etc.) or can be corroborated by observable market data.

•

Level 3 - Valuations based on models where significant inputs are not observable. The unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

SFAS No. 157 requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs. If a financial instrument uses inputs that fall in different levels of the hierarchy, the instrument will be categorized based upon the lowest level of input that is significant to the fair value calculation. The Company’s financial assets and liabilities measured at fair value on a recurring basis include long-term investments securities and derivative financial instruments.

Included in the Company’s long-term investments securities are certain auction rate securities some of which are secured by collateralized debt obligations with a portion of the underlying collateral being mortgage securities or related to mortgage securities. Due to the lack of availability of observable market quotes on the Company’s investment portfolio of auction rate securities, the fair value was estimated based on valuation models that rely exclusively on unobservable Level 3 inputs including those that are based on expected cash flow streams and collateral values, including assessments of counterparty credit quality, default risk underlying the security, discount rates and overall capital market liquidity. The valuation of the Company’s investment portfolio is subject to uncertainties that are difficult to predict. Factors that may impact the Company’s valuation include changes to credit ratings of the securities as well as the underlying assets supporting those securities, rates of default of the underlying assets, underlying collateral values, discount rates, counterparty risk and ongoing strength and quality of market credit and liquidity. Significant inputs to the investments valuation are unobservable in the active markets and are classified as Level 3 in the hierarchy.

Included in the Company’s derivative financial instruments are interest rate swaps. Derivative financial instruments are valued in the market using discounted cash flow techniques. These techniques incorporate Level 1 and Level 2 inputs such as interest rates. These market inputs are utilized in the discounted cash flow calculation considering the instrument’s term, notional amount, discount rate and credit risk. Significant inputs to the derivative valuation for interest rate swaps are observable in the active markets and are classified as Level 2 in the hierarchy.

The following table summarizes assets and liabilities measured at fair value on a recurring basis at December 31, 2008, as required by SFAS No. 157 (in thousands):

	Fair Value Measurements
	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents	$675,294	$—	$—	$675,294
Long-term investments	—	—	5,986	5,986

Total assets at fair value	$675,294	$—	$5,986	$681,280

Liabilities
Derivative liabilities	$—	$54,963	$—	$54,963

Total liabilities at fair value	$—	$54,963	$—	$54,963

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

The following table summarizes the changes in fair value of the Company’s Level 3 assets, as required by SFAS No. 157 (in thousands):

Fair Value Measurements of Assets Using Level 3 Inputs

Year Ended December 31, 2008
Beginning balance	$36,050
Total losses (gains) (realized or unrealized):
Included in earnings	30,857
Included in other comprehensive loss	(830)
Transfers in and/or out of Level 3	—
Purchases, sales, issuances and settlements	37

Ending balance at December 31, 2008	$5,986

Year Ended December 31, 2008
Losses included in earnings that are attributable to the change in unrealized losses relating to those assets still held at the reporting date as reported in impairment loss on investment securities in the consolidated statements of income and comprehensive income	$30,857

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Long-Term Debt

The fair value of the Company’s long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

The estimated fair values of the Company’s financial instruments are as follows (in thousands):

	2008		2007
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Senior Secured Credit Facility	$1,564,000	$1,251,200	$1,580,000	$1,607,734
9 1/4% Senior Notes	1,400,000	1,239,000	1,400,000	1,314,250
Cash flow hedging derivatives	54,963	54,963	23,502	23,502
Long-term investments	5,986	5,986	36,050	36,050

11. Concentrations:

The Company purchases a substantial portion of its wireless infrastructure equipment and handset equipment from only a few major suppliers. Further, the Company generally relies on one key vendor in each of the following areas: network infrastructure equipment, billing services, customer care, handset logistics and long distance services. Loss of any of these suppliers could adversely affect operations temporarily until a comparable substitute could be found. Verisign, the Company’s existing billing system provider, publicly announced that it plans to leave the telecommunications services business, including the billing services business. On September 15, 2008, the Company entered into a managed services agreement with Amdocs Software Systems Limited and Amdocs, Inc. (“Amdocs”). The Company is currently transitioning its billing systems to Amdocs.

Local and long distance telephone and other companies provide certain communication services to the Company. Disruption of these services could adversely affect operations in the short term until an alternative telecommunication provider was found.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the diversity of the Company’s indirect retailer base.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

12. Commitments and Contingencies:

Operating and Capital Leases

The Company has entered into non-cancelable operating lease agreements to lease facilities, certain equipment and sites for towers and antennas required for the operation of its wireless networks. Total rent expense for the years ended December 31, 2008, 2007 and 2006 was $199.1 million, $125.1 million and $85.5 million, respectively.

The Company entered into various non-cancelable DAS capital lease agreements, with varying expiration terms through 2024, covering dedicated optical fiber.

Future annual minimum rental payments required for all non-cancelable operating and capital leases at December 31, 2008 are as follows (in thousands):

	Operating Leases	Capital Leases
For the Year Ending December 31,
2009	$204,296	$10,213
2010	209,999	10,521
2011	209,157	10,836
2012	198,270	11,162
2013	199,961	11,496
Thereafter	731,327	132,271

Total minimum future lease payments	$1,753,010	186,499

Amount representing interest		(95,156)

Present value of minimum lease payments		91,343
Current portion		(1,009)

Long-term capital lease obligations		$90,334

The Company has an agreement with Alcatel Lucent, to provide it with PCS and AWS CDMA system products and services, including without limitation, wireless base stations, switches, power, cable and transmission equipment and services with an initial term through the earlier to occur of (1) December 31, 2011, or (2) the date on which the Company has purchased or licensed products, services and licensed materials under the agreement equal to a sum which it currently expects to spend for products, services, or licensed material from Alcatel Lucent from June 6, 2005 through December 31, 2011. The agreement provides for both exclusive and non-exclusive pricing for PCS and AWS CDMA products and the agreement may be renewed at the Company’s option on an annual basis for three additional years after its initial term expires. If the Company fails to continue purchasing its PCS and AWS CDMA products exclusively from Alcatel Lucent, it may have to pay certain liquidated damages based on the difference in prices between exclusive and non-exclusive prices, which would be material to the Company. As of December 31, 2008, the Company had issued purchase orders in the amount of approximately $21.6 million for products, materials and services that the Company expects to be delivered during the three months ended March 31, 2009.

AWS Licenses Acquired in Auction 66

Spectrum allocated for AWS currently is utilized by a variety of categories of commercial and governmental users. To foster the orderly clearing of the spectrum, the FCC adopted a transition and cost sharing plan pursuant to which incumbent non-governmental users could be reimbursed for relocating out of the band and the costs of relocation would be shared by AWS licensees benefiting from the relocation. The FCC has established a plan where the AWS licensee and the incumbent non-governmental user are to negotiate voluntarily for three years and then, if no agreement has been reached, the incumbent licensee is subject to mandatory relocation where the AWS licensee can force the incumbent non-governmental licensee to relocate at the AWS licensee’s expense. The spectrum allocated for AWS currently is utilized also by governmental users. The FCC rules provide that a portion of the money raised in Auction 66 will be used to reimburse the relocation costs of governmental users from the AWS band. However, not all governmental users are obligated to relocate and some such users may delay relocation for some time. For the years ended December 31, 2008 and 2007, the Company incurred approximately $6.4 million and $0.9 million in microwave relocation costs, respectively.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

FCC Katrina Order

In October 2007, the FCC adopted rules which, if they had taken effect, would have required the Company to maintain emergency backup power for a minimum of twenty-four hours for certain of the Company’s equipment that is normally powered from local commercial power located inside mobile switching offices, and eight hours for certain of the Company’s equipment that is normally powered from local commercial power and at other locations, including cell sites and DAS nodes. Various aspects of the rules were challenged in court and before the Office of Management and Budget, or OMB. As a result, the rules have not taken effect and are not being enforced, and the FCC has indicated that it plans to seek comment on revised backup power rules applicable to wireless providers. The Company is unable to predict with any certainty the likely outcome of any proceeding regarding backup power rules. Any new rules may require the Company to purchase additional equipment, spend additional capital, seek and receive additional state and local permits, authorizations and approvals, and incur additional operating expenses to comply with the new rules and such costs could be material. In addition, if the Company is required to secure additional state or local permits or authorizations, it could delay the construction of any new cell sites or DAS systems and launch of services in new metropolitan areas.

Litigation

The Company is involved in litigation from time to time, including litigation regarding intellectual property claims, that the Company considers to be in the normal course of business. The Company is not currently party to any pending legal proceedings that it believes would, individually or in the aggregate, have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

13. Series D Cumulative Convertible Redeemable Participating Preferred Stock:

In July 2000, MetroPCS, Inc. executed a Securities Purchase Agreement, which was subsequently amended (as amended, the “SPA”). Under the SPA, MetroPCS, Inc. issued shares of Series D Preferred Stock. In July 2004, each share of MetroPCS, Inc. Series D Preferred Stock was converted into a share of Series D Preferred Stock of MetroPCS. Dividends accrued at an annual rate of 6% of the liquidation value of $100 per share on the Series D Preferred Stock. Dividends of $6.5 million and $21.0 million were accrued for the years ended December 31, 2007, and 2006, respectively, and were included in the Series D Preferred Stock balance.

Each share of Series D Preferred Stock was to automatically convert into common stock upon (i) completion of a Qualified Public Offering (as defined in the SPA), (ii) MetroPCS’ common stock trading (or in the case of a merger or consolidation of MetroPCS with another company, other than a sale or change of control of MetroPCS, the shares received in such merger or consolidation having traded immediately prior to such merger and consolidation) on a national securities exchange for a period of 30 consecutive trading days above a price that implies a market valuation of the Series D Preferred Stock in excess of twice the initial purchase price of the Series D Preferred Stock, or (iii) the date specified by the holders of two-thirds of the outstanding Series D Preferred Stock. The Series D Preferred Stock and the accrued but unpaid dividends thereon were convertible into common stock at $3.13 per share of common stock, which per share amount is subject to adjustment in accordance with the terms of MetroPCS’ Second Amended and Restated Articles of Incorporation. On April 24, 2007, MetroPCS consummated the Offering and all outstanding shares of Series D Preferred Stock, including accrued but unpaid dividends, were converted into 144,857,320 shares of common stock.

14. Series E Cumulative Convertible Redeemable Participating Preferred Stock:

MetroPCS entered into a stock purchase agreement, dated as of August 30, 2005, under which MetroPCS issued 500,000 shares of Series E Preferred Stock for $50.0 million in cash. Total proceeds to MetroPCS were $46.7 million, net of transaction costs of approximately $3.3 million. The Series E Preferred Stock and the Series D Preferred Stock ranked equally with respect to dividends, conversion rights and liquidation preferences. Dividends on the Series E Preferred Stock accrued at an annual rate of 6% of the liquidation value of $100 per share. Dividends of $0.9 million and $3.0 million were accrued for the years ended December 31, 2007 and 2006, respectively, and were included in the Series E Preferred Stock balance.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Each share of Series E Preferred Stock was to be converted into common stock of MetroPCS upon (i) the completion of a Qualifying Public Offering, (as defined in the Second Amended and Restated Stockholders Agreement), (ii) the common stock trading (or, in the case of a merger or consolidation of MetroPCS with another company, other than as a sale or change of control of MetroPCS, the shares received in such merger or consolidation having traded immediately prior to such merger or consolidation) on a national securities exchange for a period of 30 consecutive trading days above a price implying a market valuation of the Series D Preferred Stock over twice the Series D Preferred Stock initial purchase price, or (iii) the date specified by the holders of two-thirds of the Series E Preferred Stock. The Series E Preferred Stock was convertible into common stock at $9.00 per share, which per share amount was subject to adjustment in accordance with the terms of the Second Amended and Restated Articles of Incorporation of MetroPCS. On April 24, 2007, MetroPCS consummated the Offering and all outstanding shares of Series E Preferred Stock, including accrued but unpaid dividends, were converted into 6,105,324 shares of common stock.

15. Capitalization:

Common Stock Issued to Directors

Non-employee members of MetroPCS’ Board of Directors receive compensation for serving on the Board of Directors, as provided in MetroPCS’ Non-Employee Director Remuneration Plan (the “Remuneration Plan”). In 2008, the Compensation Committee of the Board of Directors amended and restated the Remuneration Plan (the “2008 Remuneration Plan”) to be more competitive with the market and to be more reflective of the Company’s status as a public company. The Remuneration Plan provided, among other things, that each non-employee director’s annual retainer and meeting fees be paid, at the election of each non-employee director, in cash, common stock, or a combination of cash and common stock. The 2008 Remuneration Plan provides that each non-employee director’s annual retainer and meeting fees will be paid in cash and each director will receive options to purchase common stock. In accordance with the 2008 Remuneration Plan, no shares of common stock were issued to non-employee members of the Board of Directors during the year ended December 31, 2008. During the years ended December 31, 2007 and 2006, non-employee members of the Board of Directors were issued 31,230 and 49,725 shares of common stock, respectively, as payment of their annual retainer.

Stockholder Rights Plan

On March 27, 2007, in connection with the Offering, the Company adopted a Stockholder Rights Plan. Under the Stockholder Rights Plan, each share of the Company’s common stock includes one right to purchase one one-thousandth of a share of series A junior participating preferred stock. The rights will separate from the common stock and become exercisable (1) ten calendar days after public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% of the Company’s outstanding common stock or (2) ten business days following the start of a tender offer or exchange offer that would result in a person’s acquiring beneficial ownership of 15% or more of the Company’s outstanding common stock. A beneficial owner holding 15% or more of MetroPCS’ common stock is referred to as an “acquiring person” under the Stockholder Rights Plan.

Initial Public Offering

On April 24, 2007, upon consummation of the Offering, the Company’s Third Amended and Restated Certificate of Incorporation (the “Restated Certificate”), as filed with the Delaware Secretary of State, became effective. The Restated Certificate provides for two classes of capital stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares which the Company is authorized to issue is 1,100,000,000 shares. 1,000,000,000 shares are Common Stock, par value $0.0001 per share, and 100,000,000 shares are Preferred Stock, par value $0.0001 per share. The Restated Certificate does not distinguish classes of common stock or preferred stock.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

16. Share-Based Payments:

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R) using the modified prospective transition method. Under that transition method, compensation expense recognized beginning on that date includes: (a) compensation expense for all share-based payments granted prior to, but not yet vested as of, January 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation expense for all share-based payments granted on or after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). Although there was no material impact on the Company’s financial position, results of operations or cash flows from the adoption of SFAS No. 123(R), the Company reclassified all deferred equity compensation on the consolidated balance sheet to additional paid-in capital upon its adoption.

MetroPCS has two stock option plans (the “Option Plans”) under which it grants options to purchase common stock of MetroPCS: the Second Amended and Restated 1995 Stock Option Plan, as amended (“1995 Plan”), and the Amended and Restated 2004 Equity Incentive Compensation Plan (“2004 Plan”). The 1995 Plan was terminated in November 2005 and no further awards can be made under the 1995 Plan, but all options previously granted will remain valid in accordance with their original terms. In February 2007, the 2004 Plan was amended to increase the number of shares of common stock reserved for issuance under the plan from 18,600,000 to a total of 40,500,000 shares. As of December 31, 2008, the maximum number of shares reserved for the 2004 Plan was 40,500,000 shares. Vesting periods and terms for stock option grants are determined by the plan administrator, which is MetroPCS’ Board of Directors for the 1995 Plan and the Compensation Committee of the Board of Directors of MetroPCS for the 2004 Plan. No option granted under the 1995 Plan has a term in excess of fifteen years and no option granted under the 2004 Plan shall have a term in excess of ten years. Options granted during the years ended December 31, 2008, 2007 and 2006 have a vesting period of one to four years.

Options granted under the 1995 Plan are exercisable upon grant. Shares received upon exercising options prior to vesting are restricted from sale based on a vesting schedule. In the event an option holder’s service with the Company is terminated, MetroPCS may repurchase unvested shares issued under the 1995 Plan at the option exercise price. Options granted under the 2004 Plan are only exercisable upon vesting. Upon exercise of options under the Option Plans, new shares of common stock are issued to the option holder.

The value of the options is determined by using a Black-Scholes pricing model that includes the following variables: 1) exercise price of the instrument, 2) fair market value of the underlying stock on date of grant, 3) expected life, 4) estimated volatility and 5) the risk-free interest rate. The Company utilized the following weighted-average assumptions in estimating the fair value of the option grants in the years ended December 31, 2008, 2007 and 2006:

	2008	2007	2006
Expected dividends	0.00%	0.00%	0.00%
Expected volatility	45.20%	42.69%	35.04%
Risk-free interest rate	2.49%	4.54%	4.64%
Expected lives in years	5.00	5.00	5.00
Weighted-average fair value of options:
Granted at below fair value	$—	$—	$10.16
Granted at fair value	$6.95	$9.89	$3.75
Weighted-average exercise price of options:
Granted at below fair value	$—	$—	$1.49
Granted at fair value	$16.36	$22.41	$9.95

The Black-Scholes model requires the use of subjective assumptions including expectations of future dividends and stock price volatility. Such assumptions are only used for making the required fair value estimate and should not be considered as indicators of future dividend policy or stock price appreciation. Because changes in the subjective assumptions can materially affect the fair value estimate, and because employee stock options have characteristics significantly different from those of traded options, the use of the Black-Scholes option pricing model may not provide a reliable estimate of the fair value of employee stock options.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

A summary of the status of the Company’s Option Plans as of December 31, 2008, 2007 and 2006, and changes during the periods then ended, is presented in the table below:

	2008		2007		2006
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding, beginning of year	27,643,794	$11.70	23,499,462	$6.91	14,502,210	$4.18
Granted	6,566,165	$16.36	8,476,998	$22.41	11,369,793	$9.65
Exercised	(2,810,245)	$4.48	(2,562,056)	$3.79	(1,148,328)	$2.39
Forfeited	(722,126)	$18.09	(1,770,610)	$10.81	(1,224,213)	$4.22

Outstanding, end of year	30,677,588	$13.21	27,643,794	$11.70	23,499,462	$6.91

Options vested or expected to vest at year-end	29,633,907	$13.07	25,395,877	$11.36	20,127,759	$6.55

Options exercisable at year-end	15,920,318	$10.04	12,524,250	$5.86	10,750,692	$3.78

Options vested at year-end	15,836,608	$10.05	11,904,985	$5.82	8,940,615	$3.59

Options outstanding under the Option Plans as of December 31, 2008 have a total aggregate intrinsic value of approximately $122.6 million and a weighted average remaining contractual life of 7.54 years. Options outstanding under the Option Plans as of December 31, 2007 and 2006 have a weighted average remaining contractual life of 7.85 and 8.01 years, respectively. Options vested or expected to vest under the Option Plans as of December 31, 2008 have a total aggregate intrinsic value of approximately $121.6 million and a weighted average remaining contractual life of 7.50 years. Options exercisable under the Option Plans as of December 31, 2008 have a total aggregate intrinsic value of approximately $102.4 million and a weighted average remaining contractual life of 6.58 years.

The following table summarizes information about stock options outstanding at December 31, 2008:

	Options Outstanding			Options Vested
Exercise Price	Number of Shares	Weighted Average Contractual Life	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$0.08 - $5.49	3,969,690	3.84	$2.52	3,969,690	$2.52
$6.31 - $7.15	5,792,376	6.77	$7.14	4,799,713	$7.14
$7.54 - $8.67	637,525	7.51	$8.08	330,866	$8.08
$11.33 - $11.33	6,909,625	7.97	$11.33	3,858,177	$11.33
$12.77 - $15.29	858,450	9.39	$14.70	118,419	$15.08
$16.20 - $16.20	5,254,185	9.18	$16.20	42,575	$16.20
$16.40 - $21.10	901,500	9.34	$18.33	45,300	$17.09
$23.00 - $36.58	6,354,237	8.24	$24.60	2,671,868	$24.43

In 2004, Congress passed the American Job Creation Act of 2004 which changed certain rules with respect to deferred compensation, including options to purchase MetroPCS’ common stock which were granted below the fair market value of the common stock as of the grant date. MetroPCS had previously granted certain options to purchase its common stock under the 1995 Plan at exercise prices which MetroPCS believes were below the fair market value of its common stock at the time of grant. In December 2005, MetroPCS offered to amend the stock option grants of all affected employees by increasing the exercise price of such affected stock option grants to the fair value of MetroPCS’ common stock as of the date of grant and granting additional stock options, which vested 50% on January 1, 2006 and 50% on January 1, 2007, at the fair market value of MetroPCS’ common stock as of the grant date provided that the employee remained employed by the Company on those dates. The total number of affected stock options was 2,617,140 and MetroPCS granted 407,274 additional stock options.

During the year ended December 31, 2008, 2,810,245 options granted under the Option Plans were exercised for 2,810,245 shares of common stock. The intrinsic value of these options was approximately $38.6 million and total proceeds were approximately $12.6 million for the year ended December 31, 2008. During the year ended December 31, 2007, 2,562,056 options granted under the Option Plans were exercised for 2,562,056 shares of

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

common stock. The intrinsic value of these options was approximately $47.7 million and total proceeds were approximately $9.7 million for the year ended December 31, 2007. During the year ended December 31, 2006, 1,148,328 options granted under the Option Plans were exercised for 1,148,328 shares of common stock. The intrinsic value of these options was approximately $9.0 million and total proceeds were approximately $2.7 million for the year ended December 31, 2006.

The following table summarizes information about unvested stock option grants:

Stock Option Grants	Shares	Weighted Average Grant-Date Fair Value
Unvested balance, January 1, 2008	15,738,809	$6.99
Grants	6,566,165	$6.95
Vested shares	(6,824,591)	$6.59
Forfeitures	(639,403)	$8.12

Unvested balance, December 31, 2008	14,840,980	$7.11

The Company determines fair value of stock option grants as the closing share price of the Company’s common stock at grant-date. The weighted average grant-date fair value of the stock option grants for the year ended December 31, 2008, 2007 and 2006 is $6.95, $9.89 and $3.98, respectively. The total fair value of stock options that vested during the year ended December 31, 2008 was $45.0 million.

The Company has recognized $41.1 million, $28.0 million and $14.5 million of non-cash stock-based compensation expense in the years ended December 31, 2008, 2007 and 2006, respectively, and an income tax benefit of $17.2 million, $11.0 million and $5.8 million, respectively.

As of December 31, 2008, there was approximately $98.1 million of unrecognized stock-based compensation cost related to unvested share-based compensation arrangements, which is expected to be recognized over a weighted average period of approximately 2.49 years. Such costs are scheduled to be recognized as follows: $41.4 million in 2009, $34.8 million in 2010, $18.3 million in 2011 and $3.6 million in 2012.

Compensation expense is recognized over the requisite service period for the entire award, which is generally the maximum vesting period of the award. The fair value of the common stock was determined contemporaneously with the option grants.

In December 2006, the Company amended stock option agreements of a former member of MetroPCS’ Board of Directors to extend the contractual life of 405,054 vested options to purchase common stock until December 31, 2006. This amendment resulted in the recognition of additional non-cash stock-based compensation expense of approximately $4.1 million in the fourth quarter of 2006.

In December 2006, in recognition of efforts related to the Offering and to align executive ownership with the Company, the Company made a special stock option grant to its named executive officers and certain other eligible employees. The Company granted stock options to purchase an aggregate of 6,885,000 shares of the Company’s common stock to its named executive officers and certain other officers and employees. The purpose of the grant was also to provide retention of employees following the Company’s initial public offering as well as to motivate employees to return value to the Company’s shareholders through future appreciation of the Company’s common stock price. The exercise price for the option grants was $11.33, which was the fair market value of the Company’s common stock on the date of the grant as determined by the Company’s board of directors. In determining the fair market value of the common stock, consideration was given to the recommendations of the Company’s finance and planning committee and of management based on certain data, including discounted cash flow analysis, comparable company analysis, and comparable transaction analysis, as well as contemporaneous valuation. The stock options granted to the named executive officers other than the Company’s CEO and senior vice president and chief technology officer generally vest on a four-year vesting schedule with 25% vesting on the first anniversary date of the award and the remainder pro-rata on a monthly basis thereafter. The stock options granted to the Company’s CEO vest on a three-year vesting schedule with one-third vesting on the first anniversary date of the award and the

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

remainder pro-rata on a monthly basis thereafter. The stock options granted to the Company’s senior vice president and chief technology officer vest over a two-year vesting schedule with one-half vesting on the first anniversary of the award and the remainder pro-rata on a monthly basis thereafter.

In November 2006, the Company made an election to account for its APIC pool utilizing the short cut method provided under FSP FAS No. 123(R)-3, “Transition Election Related to Accounting for the Tax Effects of Share-Based Payments.”

17. Employee Benefit Plan:

The Company sponsors a savings plan under Section 401(k) of the Internal Revenue Code for the majority of its employees. The plan allows employees to contribute a portion of their pretax income in accordance with specified guidelines. The Company did not match employee contributions as of December 31, 2008 but could make discretionary or profit-sharing contributions. The Company has made no contributions to the savings plan through December 31, 2008. On January 1, 2009, the Company adopted a limited matching contribution policy and will match certain employee contributions to the savings plan beginning in the first quarter of 2009.

18. Income Taxes:

The provision for taxes on income consisted of the following (in thousands):

	2008	2007	2006
Current:
Federal	$156	$257	$674
State	5,483	4,317	3,702

	5,639	4,574	4,376

Deferred:
Federal	99,899	113,611	29,959
State	24,448	4,913	2,382

	124,347	118,524	32,341

Provision for income taxes	$129,986	$123,098	$36,717

A reconciliation of income taxes computed at the United States federal statutory income tax rate (35%) to the provision for income taxes reflected in the consolidated statements of income and comprehensive income for the years ended December 31, 2008, 2007 and 2006 is as follows (in thousands):

	2008	2007	2006
U.S. federal income tax provision at statutory rate	$97,798	$78,225	$31,683
Increase (decrease) in income taxes resulting from:
State income taxes, net of federal income tax impact	18,458	6,423	2,386
Change in valuation allowance	11,940	35,717	(194)
Provision for tax uncertainties	1,627	1,976	2,557
Permanent items	163	371	218
Other	—	386	67

Provision for income taxes	$129,986	$123,098	$36,717

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Deferred taxes are provided for those items reported in different periods for income tax and financial reporting purposes. The Company’s net deferred tax liability consisted of the following deferred tax assets and liabilities (in thousands):

	2008	2007
Deferred tax assets:
Net operating loss carry forward	$141,965	$70,888
Deferred revenue	15,917	12,384
Allowance for uncollectible accounts	1,645	1,223
Deferred rent	19,342	13,808
Deferred compensation	28,609	14,841
Asset retirement obligation	2,161	1,003
Credit carry forwards	2,583	2,619
Other comprehensive loss	21,464	8,897
Transaction taxes	3,884	2,087
Unrealized loss on investments	47,657	35,717
Other	19,933	7,782

Gross deferred tax assets	305,160	171,249
Valuation allowance	(47,657)	(35,717)

Total deferred tax assets, net	257,503	135,532
Deferred tax liabilities:
Depreciation	(352,106)	(240,564)
Deferred cost of handset sales	(19,349)	(13,226)
FCC licenses	(199,422)	(136,832)
Partnership interest	(70,284)	(22,658)
Other	(4,019)	(7,460)

Deferred tax liabilities	(645,180)	(420,740)
Net deferred tax liability	$(387,677)	$(285,208)

Deferred tax assets and liabilities at December 31, 2008 and 2007 are as follows (in thousands):

	2008	2007
Current deferred tax asset	$1,832	$4,920
Non-current deferred tax liability	(389,509)	(290,128)

Net deferred tax liability	$(387,677)	$(285,208)

At December 31, 2008 the Company has approximately $382.8 million and $163.1 million of financial reporting net operating loss carry forwards for federal and state income tax purposes, respectively. The Company’s net operating loss carry forwards for federal and state tax purposes were approximately $82.3 million and $58.3 million, respectively, greater than its net operating loss carry forwards for financial reporting purposes due to the Company’s inability to realize excess tax benefits under SFAS 123(R) until such benefits reduce income taxes payable. The federal net operating loss will begin to expire in 2023. The state net operating losses will begin to expire in 2013. At December 31, 2008 the Company has approximately $1.2 million and $0.2 million of alternative minimum tax credit carry forwards for federal and state income tax purposes, respectively. These alternative minimum tax credits carry forward indefinitely.

Financial statement deferred tax assets must be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company believes that realization of the deferred tax assets is more likely than not based on the future reversal of existing temporary differences which give rise to the deferred tax liabilities, with the exception of the deferred tax asset related to the unrealized tax loss. During 2008 and 2007, an impairment of investments was recorded for financial statement purposes resulting in an unrealized loss. Recognition of this unrealized loss for tax purposes would result in a capital loss. The Company has not generated capital gains within the carry back period and does not anticipate generating sufficient capital gains within the carry forward period to realize this deferred tax asset. Therefore, the Company has recorded a valuation allowance of $47.7 million and $35.7 million as of December 31, 2008 and 2007, respectively.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Audits and Uncertain Tax Benefits

The Company files income tax returns in the U.S. federal and certain state jurisdictions and is subject to examinations by the Internal Revenue Service (the “IRS”) and other taxing authorities. These audits can result in adjustments of taxes due or adjustments of the net operating losses which are available to offset future taxable income. The Company’s estimate of the potential outcome of any uncertain tax issue prior to audit is subject to management’s assessment of relevant risks, facts, and circumstances existing at that time. An unfavorable result under audit may reduce the amount of federal and state net operating losses the Company has available for carry forward to offset future taxable income, or may increase the amount of tax due for the period under audit, resulting in an increase to the effective rate in the year of resolution.

In 2008, MetroPCS concluded a state audit which did not result in a material impact to the financial statements.

A reconciliation of the beginning and ending amount of gross unrecognized tax benefits are as follows (in thousands):

Balance, January 1, 2008	$19,328
Increases for tax provisions taken during a prior period	—
Increases for tax provisions taken during the current period	—
Decreases relating to settlements	—
Decreases resulting from the expiration of the statute of limitations	—

Balance, December 31, 2008	$19,328

The total amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate is $12.6 million and $12.6 million as of December 31, 2008 and 2007, respectively. Additionally, the total interest and penalties which would affect the effective tax rate is $13.6 million and $12.0 million as of December 31, 2008 and 2007, respectively. The Company continues to recognize both interest and penalties related to unrecognized tax benefits as a component of income tax expense. The Company recognized gross interest and penalties of $2.5 million during 2008, $2.8 million during 2007 and $3.4 million during 2006. Accrued gross interest and penalties were $18.3 million and $15.8 million as of December 31, 2008 and 2007, respectively. A state examination is currently ongoing and the Company believes it is reasonably possible that the amount of unrecognized tax benefits could significantly decrease within the next 12 month period. The Company does not anticipate that a proposed adjustment would result in a material change to the Company’s financial position. The gross unrecognized tax benefits could change due to settlement with this state in an amount up to $2.7 million. In another state jurisdiction, it is reasonably possible that the amount of unrecognized tax benefits could significantly decrease within the next 12 months due to the expiration of a statute. The gross unrecognized tax benefit for this tax position could decrease in an amount up to $13.2 million.

The IRS is currently examining the 2005 and 2006 tax years of Royal Street Communications. Management does not believe the examination will have a significant effect on the Company’s tax position.

In addition, there are several state income and franchise tax examinations that are currently in progress for the Company and/or certain of its subsidiaries for various tax years. Management does not believe these examinations will have a significant effect on the Company’s tax position.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

19. Net Income Per Common Share:

The following table sets forth the computation of basic and diluted net income per common share for the periods indicated (in thousands, except share and per share data):

	2008	2007	2006
Basic EPS — Two Class Method:
Net income	$149,438	$100,403	$53,806
Accrued dividends and accretion:
Series D Preferred Stock	—	(6,647)	(21,479)
Series E Preferred Stock	—	(1,035)	(3,339)

Net income applicable to common stock	$149,438	$92,721	$28,988
Amount allocable to common shareholders	100.0%	88.8%	57.1%

Rights to undistributed earnings	$149,438	$82,330	$16,539

Weighted average shares outstanding — basic	349,395,285	287,692,280	155,820,381

Net income per common share — basic	$0.43	$0.29	$0.11

Diluted EPS:
Rights to undistributed earnings	$149,438	$82,330	$16,539

Weighted average shares outstanding — basic	349,395,285	287,692,280	155,820,381
Effect of dilutive securities:
Warrants	—	—	147,257
Stock options	5,984,826	8,645,444	3,728,970

Weighted average shares outstanding — diluted	355,380,111	296,337,724	159,696,608

Net income per common share — diluted	$0.42	$0.28	$0.10

Net income per common share for the years ended December 31, 2007 and 2006 is computed in accordance with EITF 03-6. Under EITF 03-6, the preferred stock is considered a “participating security” for purposes of computing earnings or loss per common share and, therefore, the preferred stock is included in the computation of basic and diluted net income per common share using the two-class method, except during periods of net losses. Preferred stock was included in the computation of income per common share through April 24, 2007, the date of conversion to common stock as a result of the Offering. When determining basic earnings per common share under EITF 03-6, undistributed earnings for a period are allocated to a participating security based on the contractual participation rights of the security to share in those earnings as if all of the earnings for the period had been distributed.

For the years ended December 31, 2008, 2007 and 2006, 11.9 million, 4.4 million and 7.4 million, respectively, of stock options were excluded from the calculation of diluted net income per common share since the effect was anti-dilutive.

For the years ended December 31, 2007 and 2006, 44.2 million and 136.1 million, respectively, of convertible shares of Series D Preferred Stock were excluded from the calculation of diluted net income per common share since the effect was anti-dilutive.

For the years ended December 31, 2007 and 2006, 1.9 million and 5.7 million, respectively, of convertible shares of Series E Preferred Stock were excluded from the calculation of diluted net income per common share since the effect was anti-dilutive.

20. Segment Information:

Operating segments are defined by SFAS No. 131 as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the President, Chief Executive Officer and Chairman of the Board.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

As of December 31, 2008, the Company had thirteen operating segments based on geographic region within the United States: Atlanta, Boston, Dallas/Ft. Worth, Detroit, Las Vegas, Los Angeles, Miami, New York, Orlando/Jacksonville, Philadelphia, Sacramento, San Francisco and Tampa/Sarasota. Each of these operating segments provides wireless voice and data services and products to customers in its service areas or is currently constructing a network in order to provide these services. These services include unlimited local and long distance calling, voicemail, caller ID, call waiting, enhanced directory assistance, text messaging, picture and multimedia messaging, domestic and international long distance, international text messaging, ringtones, games and content applications, unlimited directory assistance, ring back tones, nationwide roaming, mobile Internet browsing, mobile instant messaging, push e-mail, location based services, social networking services and other value-added services.

The Company aggregates its operating segments into two reportable segments: Core Markets and Northeast Markets. Effective January 1, 2009, the Company implemented a change to the composition of its reportable segments under SFAS No. 131. As a result of this change, the Company has retrospectively adjusted the segment information for the years ended December 31, 2008, 2007 and 2006 to reflect this change.

•

Core Markets, which include Atlanta, Dallas/Ft. Worth, Detroit, Las Vegas, Los Angeles, Miami, Orlando/Jacksonville, Sacramento, San Francisco and Tampa/Sarasota, are aggregated because they are reviewed on an aggregate basis by the chief operating decision maker, they are similar in respect to their products and services, production processes, class of customer, method of distribution, and regulatory environment and currently exhibit similar financial performance and economic characteristics.

•

Northeast Markets, which include Boston, New York and Philadelphia, are aggregated because they are reviewed on an aggregate basis by the chief operating decision maker, they are similar in respect to their products and services, production processes, class of customer, method of distribution, and regulatory environment and have similar expected long-term financial performance and economic characteristics.

General corporate overhead, which includes expenses such as corporate employee labor costs, rent and utilities, legal, accounting and auditing expenses, is allocated equally across all operating segments. Corporate marketing and advertising expenses are allocated equally to the operating segments, beginning in the period during which the Company launches service in that operating segment. Expenses associated with the Company’s national data center and national operations center are allocated based on the average number of customers in each operating segment. There are no transactions between reportable segments.

Interest and certain other expenses, interest income and income taxes are not allocated to the segments in the computation of segment operating results for internal evaluation purposes.

Year Ended December 31, 2008	Core Markets	Northeast Markets	Other	Total
Service revenues	$2,424,859	$12,391	$—	$2,437,250
Equipment revenues	310,452	3,814	—	314,266
Total revenues	2,735,311	16,205	—	2,751,516
Cost of service(1)	785,595	71,700	—	857,295
Cost of equipment	690,296	14,352	—	704,648
Selling, general and administrative expenses(2)	389,896	57,686	—	447,582
Adjusted EBITDA (deficit) (3)	901,751	(118,618)	—
Depreciation and amortization	230,603	6,502	18,214	255,319
Loss on disposal of assets	18,897	4	4	18,905
Stock-based compensation expense	32,227	8,915	—	41,142
Income (loss) from operations	620,024	(134,039)	(18,218)	467,767
Interest expense	—	—	179,398	179,398
Accretion of put option in majority-owned subsidiary	—	—	1,258	1,258
Interest and other income	—	—	(23,170)	(23,170)
Impairment loss on investment securities	—	—	30,857	30,857
Income (loss) before provision for income taxes	620,024	(134,039)	(206,561)	279,424
Capital expenditures	402,724	491,518	60,370	954,612
Total assets	3,204,860	2,062,320	1,154,968	6,422,148

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Year Ended December 31, 2007	Core Markets	Northeast Markets	Other	Total
Service revenues	$1,919,197	$—	$—	$1,919,197
Equipment revenues	316,537	—	—	316,537
Total revenues	2,235,734	—	—	2,235,734
Cost of service(1)	642,206	5,304	—	647,510
Cost of equipment	597,233	—	—	597,233
Selling, general and administrative expenses(2)	323,572	28,448	—	352,020
Adjusted EBITDA (deficit) (3)	694,761	(27,766)	—
Depreciation and amortization	170,876	319	7,007	178,202
(Gain) loss on disposal of assets	(2,621)	21	3,255	655
Stock-based compensation expense	22,037	5,987	—	28,024
Income (loss) from operations	504,468	(34,092)	(10,262)	460,114
Interest expense	—	—	201,746	201,746
Accretion of put option in majority-owned subsidiary	—	—	1,003	1,003
Interest and other income	—	—	(63,936)	(63,936)
Impairment loss on investment securities	—	—	97,800	97,800
Income (loss) before provision for income taxes	504,468	(34,092)	(246,875)	223,501
Capital expenditures	579,131	77,926	110,652	767,709
Total assets	2,927,498	1,020,718	1,857,914	5,806,130

Year Ended December 31, 2006	Core Markets	Northeast Markets	Other	Total
Service revenues	$1,290,947	$—	$—	$1,290,947
Equipment revenues	255,916	—	—	255,916
Total revenues	1,546,863	—	—	1,546,863
Cost of service(1)	445,281	—	—	445,281
Cost of equipment	476,877	—	—	476,877
Selling, general and administrative expenses(2)	243,618	—	—	243,618
Adjusted EBITDA(3)	395,559	—	—
Depreciation and amortization	131,567	—	3,461	135,028
Loss on disposal of assets	8,798	—	8	8,806
Stock-based compensation expense	14,472	—	—	14,472
Income (loss) from operations	240,722	—	(3,469)	237,253
Interest expense	—	—	115,985	115,985
Accretion of put option in majority-owned subsidiary	—	—	770	770
Interest and other income	—	—	(21,543)	(21,543)
Loss on extinguishment of debt	—	—	51,518	51,518
Income (loss) before provision for income taxes	240,722	—	(150,199)	90,523
Capital expenditures	531,523	—	19,226	550,749
Total assets(4)	2,009,942	—	2,143,180	4,153,122

(1)	Cost of service includes stock-based compensation expense disclosed separately. For the years ended December 31, 2008, 2007 and 2006, cost of service includes $2.9 million, $1.8 million and $1.3 million, respectively, of stock-based compensation expense. Additionally, cost of service in the Northeast Markets during the year ended December 31, 2007 represents operating costs incurred prior to the launch of service in those markets.
(2)	Selling, general and administrative expenses include stock-based compensation expense disclosed separately. For the years ended December 31, 2008, 2007 and 2006, selling, general and administrative expenses include $38.2 million, $26.2 million and $13.2 million, respectively, of stock-based compensation expense.
(3)	Adjusted EBITDA (deficit) is presented in accordance with SFAS No. 131 as it is the primary financial measure utilized by management to facilitate evaluation of each segments’ ability to meet future debt service, capital expenditures and working capital requirements and to fund future growth.
(4)	Total assets as of December 31, 2006 include the Auction 66 AWS licenses that the Company was granted on November 29, 2006 for a total aggregate purchase price of approximately $1.4 billion. These AWS licenses are presented in the “Other” column as the Company had not allocated the Auction 66 licenses to its reportable segments as of December 31, 2006.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

The following table reconciles segment Adjusted EBITDA (Deficit) for the years ended December 31, 2008, 2007 and 2006 to consolidated income before provision for income taxes:

	2008	2007	2006
Segment Adjusted EBITDA (Deficit):
Core Markets Adjusted EBITDA	$901,751	$694,761	$395,559
Northeast Markets Adjusted EBITDA (Deficit)	(118,618)	(27,766)	—

Total	783,133	666,995	395,559
Depreciation and amortization	(255,319)	(178,202)	(135,028)
Loss on disposal of assets	(18,905)	(655)	(8,806)
Stock-based compensation expense	(41,142)	(28,024)	(14,472)
Interest expense	(179,398)	(201,746)	(115,985)
Accretion of put option in majority-owned subsidiary	(1,258)	(1,003)	(770)
Interest and other income	23,170	63,936	21,543
Impairment loss on investment securities	(30,857)	(97,800)	—
Loss on extinguishment of debt	—	—	(51,518)

Consolidated income before provision for income taxes	$279,424	$223,501	$90,523

21. Guarantor Subsidiaries:

In connection with Wireless’ sale of the 9 1/4% Senior Notes and the entry into the Senior Secured Credit Facility, MetroPCS and all of MetroPCS’ subsidiaries, other than Wireless and Royal Street (the “guarantor subsidiaries”), provided guarantees on the 9 1/4% Senior Notes and Senior Secured Credit Facility. These guarantees are full and unconditional as well as joint and several. Certain provisions of the Senior Secured Credit Facility and the indenture relating to the 9 1/4% Senior Notes restrict the ability of Wireless to loan funds to MetroPCS. However, Wireless is allowed to make certain permitted payments to MetroPCS under the terms of the Senior Secured Credit Facility and the indenture relating to the 9 1/4% Senior Notes. Royal Street (the “non-guarantor subsidiaries”) is not a guarantor of the 9 1/4% Senior Notes or the Senior Secured Credit Facility.

The following information presents condensed consolidating balance sheets as of December 31, 2008 and 2007, condensed consolidating statements of income for the years ended December 31, 2008, 2007 and 2006, and condensed consolidating statements of cash flows for the years ended December 31, 2008, 2007 and 2006 of the parent company (MetroPCS), the issuer (Wireless), the guarantor subsidiaries and the non-guarantor subsidiaries (Royal Street). Investments in subsidiaries held by the parent company and the issuer have been presented using the equity method of accounting.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Consolidated Balance Sheet

As of December 31, 2008

	Parent	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
CURRENT ASSETS:
Cash and cash equivalents	$598,823	$78,121	$624	$20,380	$—	$697,948
Inventories, net	—	144,784	11,171	—	—	155,955
Accounts receivable, net	—	34,579	—	87	—	34,666
Prepaid charges	—	17,994	32,274	6,079	—	56,347
Deferred charges	—	49,716	—	—	—	49,716
Deferred tax asset	—	1,832	—	—	—	1,832
Current receivable from subsidiaries	—	244,212	—	10,467	(254,679)	—
Other current assets	426	4,472	41,945	577	—	47,420

Total current assets	599,249	575,710	86,014	37,590	(254,679)	1,043,884
Property and equipment, net	—	18,174	2,430,597	398,980	—	2,847,751
Restricted cash and investments	—	—	4,250	325	—	4,575
Long-term investments	5,986	—	—	—	—	5,986
Investment in subsidiaries	610,581	1,760,327	—	—	(2,370,908)	—
FCC licenses	—	—	2,112,997	293,599	—	2,406,596
Microwave relocation costs	—	—	16,478	—	—	16,478
Long-term receivable from subsidiaries	250,000	796,462	—	—	(1,046,462)	—
Other assets	—	37,391	34,544	24,943	—	96,878

Total assets	$1,465,816	$3,188,064	$4,684,880	$755,437	$(3,672,049)	$6,422,148

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$—	$195,619	$344,325	$28,488	$—	$568,432
Current maturities of long-term debt	—	16,000	990	19	—	17,009
Current payable to subsidiaries	—	—	10,467	244,212	(254,679)	—
Deferred revenue	—	30,011	121,768	—	—	151,779
Advances to subsidiaries	(568,507)	(1,365,057)	1,933,564	—	—	—
Other current liabilities	—	30	5,106	—	—	5,136

Total current liabilities	(568,507)	(1,123,397)	2,416,220	272,719	(254,679)	742,356
Long-term debt	—	2,967,649	88,906	1,428	—	3,057,983
Long-term payable to subsidiaries	—	250,000	—	796,462	(1,046,462)	—
Deferred tax liabilities	—	389,509	—	—	—	389,509
Deferred rents	—	—	49,850	6,575	—	56,425
Redeemable minority interest	—	6,290	—	—	—	6,290
Other long-term liabilities	—	87,432	41,377	6,453	—	135,262

Total liabilities	(568,507)	2,577,483	2,596,353	1,083,637	(1,301,141)	4,387,825
COMMITMENTS AND CONTINGENCIES (See Note 12)
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—	—	—	—
Common stock	35	—	—	—	—	35
Additional paid-in capital	1,578,972	—	—	20,000	(20,000)	1,578,972
Retained earnings (deficit)	487,849	643,955	2,088,527	(348,200)	(2,384,282)	487,849
Accumulated other comprehensive (loss) income	(32,533)	(33,374)	—	—	33,374	(32,533)

Total stockholders’ equity	2,034,323	610,581	2,088,527	(328,200)	(2,370,908)	2,034,323

Total liabilities and stockholders’ equity	$1,465,816	$3,188,064	$4,684,880	$755,437	$(3,672,049)	$6,422,148

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Consolidated Balance Sheet

As of December 31, 2007

	Parent	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In thousands)
CURRENT ASSETS:
Cash and cash equivalents	$801,472	$633,277	$444	$35,015	$—	$1,470,208
Inventories, net	—	101,904	7,235	—	—	109,139
Accounts receivable, net	—	31,790	—	19	—	31,809
Prepaid charges	—	10,485	46,105	3,879	—	60,469
Deferred charges	—	34,635	—	—	—	34,635
Deferred tax asset	—	4,920	—	—	—	4,920
Current receivable from subsidiaries	—	154,758	—	—	(154,758)	—
Other current assets	2,369	3,024	16,129	182	—	21,704

Total current assets	803,841	974,793	69,913	39,095	(154,758)	1,732,884
Property and equipment, net	—	44,636	1,546,647	300,128	—	1,891,411
Long-term investments	36,050	—	—	—	—	36,050
Investment in subsidiaries	471,392	1,362,710	—	—	(1,834,102)	—
FCC licenses	—	—	1,779,296	293,599	—	2,072,895
Microwave relocation costs	—	—	10,105	—	—	10,105
Long-term receivable from subsidiaries	—	618,191	—	—	(618,191)	—
Other assets	—	42,524	6,442	13,819	—	62,785

Total assets	$1,311,283	$3,042,854	$3,412,403	$646,641	$(2,607,051)	$5,806,130

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$77	$154,205	$244,913	$40,254	$—	$439,449
Current maturities of long-term debt	—	16,000	—	154,758	(154,758)	16,000
Deferred revenue	—	24,369	96,112	—	—	120,481
Advances to subsidiaries	(537,540)	(949,296)	1,486,836	—	—	—
Other current liabilities	—	124	4,211	225	—	4,560

Total current liabilities	(537,463)	(754,598)	1,832,072	195,237	(154,758)	580,490
Long-term debt	—	2,986,177	—	—	—	2,986,177
Long-term note to parent	—	—	—	618,191	(618,191)	—
Deferred tax liabilities	—	290,128	—	—	—	290,128
Deferred rents	—	—	32,939	2,840	—	35,779
Redeemable minority interest	—	5,032	—	—	—	5,032
Other long-term liabilities	—	44,723	11,637	3,418	—	59,778

Total liabilities	(537,463)	2,571,462	1,876,648	819,686	(772,949)	3,957,384
COMMITMENTS AND CONTINGENCIES (See Note 12)
SERIES D PREFERRED STOCK	—	—	—	—	—	—
SERIES E PREFERRED STOCK	—	—	—	—	—	—
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—	—	—	—
Common stock	35	—	—	—	—	35
Additional paid-in capital	1,524,769	—	—	20,000	(20,000)	1,524,769
Retained earnings (deficit)	338,411	485,871	1,535,755	(193,045)	(1,828,581)	338,411
Accumulated other comprehensive loss	(14,469)	(14,479)	—	—	14,479	(14,469)

Total stockholders’ equity	1,848,746	471,392	1,535,755	(173,045)	(1,834,102)	1,848,746

Total liabilities and stockholders’ equity	$1,311,283	$3,042,854	$3,412,403	$646,641	$(2,607,051)	$5,806,130

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Consolidated Statement of Income

Year Ended December 31, 2008

	Parent	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
REVENUES:
Service revenues	$—	$—	$2,441,374	$98,179	$(102,303)	$2,437,250
Equipment revenues	—	11,977	302,289	—	—	314,266

Total revenues	—	11,977	2,743,663	98,179	(102,303)	2,751,516
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense shown separately below)	—	—	869,063	90,535	(102,303)	857,295
Cost of equipment	—	11,292	693,356	—	—	704,648
Selling, general and administrative expenses (excluding depreciation and amortization expense shown separately below)	—	684	425,889	21,009	—	447,582
Depreciation and amortization	—	212	215,624	39,483	—	255,319
Loss on disposal of assets	—	—	18,889	16	—	18,905

Total operating expenses	—	12,188	2,222,821	151,043	(102,303)	2,283,749

Income (loss) from operations	—	(211)	520,842	(52,864)	—	467,767
OTHER EXPENSE (INCOME):
Interest expense	—	219,530	(32,665)	102,931	(110,398)	179,398
Earnings from consolidated subsidiaries	(158,083)	(397,617)	—	—	555,700	—
Accretion of put option in majority-owned subsidiary	—	1,258	—	—	—	1,258
Interest and other income	(22,212)	(110,796)	80	(640)	110,398	(23,170)
Impairment loss on investment securities	30,857	—	—	—	—	30,857

Total other (income) expense	(149,438)	(287,625)	(32,585)	102,291	555,700	188,343
Income (loss) before provision for income taxes	149,438	287,414	553,427	(155,155)	(555,700)	279,424
Provision for income taxes	—	(129,331)	(655)	—	—	(129,986)

Net income (loss)	$149,438	$158,083	$552,772	$(155,155)	$(555,700)	$149,438

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Consolidated Statement of Income

Year Ended December 31, 2007

	Parent	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In thousands)
REVENUES:
Service revenues	$—	$3,219	$1,919,067	$24,508	$(27,597)	$1,919,197
Equipment revenues	—	10,675	305,862	—	—	316,537

Total revenues	—	13,894	2,224,929	24,508	(27,597)	2,235,734
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense shown separately below)	—	—	620,032	55,075	(27,597)	647,510
Cost of equipment	—	10,226	587,007	—	—	597,233
Selling, general and administrative expenses (excluding depreciation and amortization expense shown separately below)	—	449	332,691	18,880	—	352,020
Depreciation and amortization	—	55	169,452	8,695	—	178,202
Loss on disposal of assets	—	—	655	—	—	655

Total operating expenses	—	10,730	1,709,837	82,650	(27,597)	1,775,620

Income (loss) from operations	—	3,164	515,092	(58,142)	—	460,114
OTHER EXPENSE (INCOME):
Interest expense	—	234,711	(16,639)	52,506	(68,832)	201,746
Earnings from consolidated subsidiaries	(166,009)	(423,701)	—	—	589,710	—
Accretion of put option in majority-owned subsidiary	—	1,003	—	—	—	1,003
Interest and other income	(32,194)	(97,956)	(28)	(2,590)	68,832	(63,936)
Impairment loss on investment securities	97,800	—	—	—	—	97,800

Total other (income) expense	(100,403)	(285,943)	(16,667)	49,916	589,710	236,613
Income (loss) before provision for income taxes	100,403	289,107	531,759	(108,058)	(589,710)	223,501
Provision for income taxes	—	(123,098)	—	—	—	(123,098)

Net income (loss)	$100,403	$166,009	$531,759	$(108,058)	$(589,710)	$100,403

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Consolidated Statement of Income

Year Ended December 31, 2006

	Parent	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In thousands)
REVENUES:
Service revenues	$—	$695	$1,290,945	$1,005	$(1,698)	$1,290,947
Equipment revenues	—	11,900	244,016	—	—	255,916

Total revenues	—	12,595	1,534,961	1,005	(1,698)	1,546,863
OPERATING EXPENSES:
Cost of service (excluding depreciation and amortization expense shown separately below)	—	—	434,987	11,992	(1,698)	445,281
Cost of equipment	—	11,538	465,339	—	—	476,877
Selling, general and administrative expenses (excluding depreciation and amortization expense shown separately below)	—	362	227,723	15,533	—	243,618
Depreciation and amortization	—	—	134,708	320	—	135,028
Loss on disposal of assets	—	—	8,806	—	—	8,806

Total operating expenses	—	11,900	1,271,563	27,845	(1,698)	1,309,610

Income (loss) from operations	—	695	263,398	(26,840)	—	237,253
OTHER EXPENSE (INCOME):
Interest expense	17,161	115,575	(7,370)	30,956	(40,337)	115,985
Earnings from consolidated subsidiaries	(77,506)	(214,795)	—	—	292,301	—
Accretion of put option in majority-owned subsidiary	—	770	—	—	—	770
Interest and other income	(2,807)	(57,493)	(699)	(882)	40,338	(21,543)
Loss (gain) on extinguishment of debt	9,345	42,415	(242)	—	—	51,518

Total other (income) expense	(53,807)	(113,528)	(8,311)	30,074	292,302	146,730
Income (loss) before provision for income taxes	53,807	114,223	271,709	(56,914)	(292,302)	90,523
Provision for income taxes	—	(36,717)	—	—	—	(36,717)

Net income (loss)	$53,807	$77,506	$271,709	$(56,914)	$(292,302)	$53,806

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Consolidated Statement of Cash Flows

Year Ended December 31, 2008

	Parent	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$149,438	$158,083	$552,772	$(155,155)	$(555,700)	$149,438
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	—	212	215,624	39,483	—	255,319
Provision for uncollectible accounts receivable	—	8	—	—	—	8
Deferred rent expense	—	—	16,910	3,736	—	20,646
Cost of abandoned cell sites	—	—	4,558	4,034	—	8,592
Stock-based compensation expense	—	—	41,142	—	—	41,142
Non-cash interest expense	—	2,605	(50)	24,878	(24,883)	2,550
Loss on disposal of assets	—	—	18,889	16	—	18,905
Accretion of asset retirement obligation	—	—	2,942	600	—	3,542
Accretion of put option in majority-owned subsidiary	—	1,258	—	—	—	1,258
Impairment loss in investment securities	30,857	—	—	—	—	30,857
Deferred income taxes	—	124,347	—	—	—	124,347
Changes in assets and liabilities	(395,563)	(582,147)	12,265	(4,317)	760,648	(209,114)

Net cash (used in) provided by operating activities	(215,268)	(295,634)	865,052	(86,725)	180,065	447,490
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	15,269	(858,004)	(109,196)	(2,681)	(954,612)
Change in prepaid purchases of property and equipment	—	19,225	(3,580)	—	—	15,645
Proceeds from sale of property and equipment	—	—	642	214	—	856
Proceeds from sale of investments	37	—	—	—	—	37
Cash used in business acquisitions	—	(25,162)	—	—	—	(25,162)
Purchases of and Deposits for FCC for licenses	—	(328,519)	—	—	—	(328,519)
Microwave relocation costs	—	—	(2,520)	—	—	(2,520)

Net cash provided by (used in) investing activities	37	(319,187)	(863,462)	(108,982)	(2,681)	(1,294,275)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	—	75,665	—	3,688	—	79,353
Proceeds from long-term note to parent	—	—	—	380,000	(380,000)	—
Repayment of debt	—	(16,000)	—	(190,930)	190,930	(16,000)
Payments on capital lease obligations	—	—	(1,410)	(11,686)	11,686	(1,410)
Proceeds from exercise of stock options	12,582	—	—	—	—	12,582

Net cash provided by (used in) financing activities	12,582	59,665	(1,410)	181,072	(177,384)	74,525

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(202,649)	(555,156)	180	(14,635)	—	(772,260)
CASH AND CASH EQUIVALENTS, beginning of period	801,472	633,277	444	35,015	—	1,470,208

CASH AND CASH EQUIVALENTS, end of period	$598,823	$78,121	$624	$20,380	$—	$697,948

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Consolidated Statement of Cash Flows

Year Ended December 31, 2007

	Parent	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Elimination	Consolidated
	(In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$100,403	$166,009	$531,759	$(108,058)	$(589,710)	$100,403
Adjustments to reconcile net income (loss) to net cash provided by (used in) activities:
Depreciation and amortization	—	55	169,452	8,695	—	178,202
Provision for uncollectible accounts receivable	—	129	—	—	—	129
Deferred rent expense	—	—	11,324	2,421	—	13,745
Cost of abandoned cell sites	—	—	1,920	4,784	—	6,704
Non-cash interest expense	—	3,266	—	47,915	(47,922)	3,259
Loss on disposal of assets	—	—	655	—	—	655
Impairment loss on investment securities	97,800	—	—	—	—	97,800
Gain on sale of investments	(6,586)	(3,920)	—	—	—	(10,506)
Accretion of asset retirement obligation	—	—	1,111	328	—	1,439
Accretion of put option in majority-owned subsidiary	—	1,003	—	—	—	1,003
Deferred income taxes	—	118,524	—	—	—	118,524
Stock-based compensation expense	—	—	28,024	—	—	28,024
Changes in assets and liabilities	(177,591)	(402,354)	(185,593)	(1,040)	816,503	49,925

Net cash provided by (used in) operating activities	14,026	(117,288)	558,652	(44,955)	178,871	589,306
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	(84,514)	(543,962)	(122,907)	(16,326)	(767,709)
Change in prepaid purchases of property and equipment	—	(2,391)	(17,601)	—	—	(19,992)
Proceeds from sale of property and equipment	—	—	3,759	—	—	3,759
Purchase of investments	(2,037,803)	(1,320,624)	—	—	—	(3,358,427)
Proceeds from sale of investments	1,981,563	1,644,085	—	—	—	3,625,648
Change in restricted cash and investments	—	556	—	(262)	—	294
Microwave relocation costs	—	—	(661)	—	—	(661)

Net cash (used in) provided by investing activities	(56,240)	237,112	(558,465)	(123,169)	(16,326)	(517,088)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	—	9,743	—	(5,632)	—	4,111
Proceeds from 9 1/4% Senior Notes	—	423,500	—	—	—	423,500
Proceeds from initial public offering	862,500	—	—	—	—	862,500
Proceeds from long-term note to parent	—	—	—	196,000	(196,000)	—
Cost of raising capital	(44,234)	—	—	—	—	(44,234)
Debt issuance costs	—	(3,091)	—	—	—	(3,091)
Payments on capital lease obligations	—	—	—	(931)	931	—
Repayment of debt	—	(16,000)	—	(32,524)	32,524	(16,000)
Proceeds from exercise of stock options	9,706	—	—	—	—	9,706

Net cash provided by financing activities	827,972	414,152	—	156,913	(162,545)	1,236,492

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	785,758	533,976	187	(11,211)	—	1,308,710
CASH AND CASH EQUIVALENTS, beginning of year	15,714	99,301	257	46,226	—	161,498

CASH AND CASH EQUIVALENTS, end of year	$801,472	$633,277	$444	$35,015	$—	$1,470,208

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Consolidated Statement of Cash Flows

Year Ended December 31, 2006

	Parent	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Elimination	Consolidated
	(In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$53,807	$77,504	$271,709	$(56,914)	$(292,300)	$53,806
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	—	—	134,708	320	—	135,028
Provision for uncollectible accounts receivable	—	31	—	—	—	31
Deferred rent expense	—	—	7,045	419	—	7,464
Cost of abandoned cell sites	—	—	1,421	2,362	—	3,783
Non-cash interest expense	4,810	1,681	473	40,129	(40,129)	6,964
Loss on disposal of assets	—	—	8,806	—	—	8,806
Loss (gain) on extinguishment of debt	9,345	42,415	(242)	—	—	51,518
Gain on sale of investments	(815)	(1,570)	—	—	—	(2,385)
Accretion of asset retirement obligation	—	—	706	63	—	769
Accretion of put option in majority-owned subsidiary	—	770	—	—	—	770
Deferred income taxes	(613)	32,954	—	—	—	32,341
Stock-based compensation expense	—	—	14,472	—	—	14,472
Changes in assets and liabilities	1,334,686	(1,758,916)	29,988	13,162	432,474	51,394

Net cash provided by (used in) operating activities	1,401,220	(1,605,131)	469,086	(459)	100,045	364,761
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	(19,326)	(472,020)	(59,403)	—	(550,749)
Change in prepaid purchases of property and equipment	—	(7,826)	2,564	—	—	(5,262)
Proceeds from sale of property and equipment	—	—	3,021	—	—	3,021
Purchase of investments	(326,517)	(943,402)	—	—	—	(1,269,919)
Proceeds from sale of investments	333,159	939,265	—	—	—	1,272,424
Change in restricted cash and investments	—	2,448	9	(51)	—	2,406
Purchases of and deposits for FCC licenses	(1,391,410)	—	(176)	—	—	(1,391,586)

Net cash used in investing activities	(1,384,768)	(28,841)	(466,602)	(59,454)	—	(1,939,665)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in book overdraft	—	11,368	—	—	—	11,368
Proceeds from bridge credit agreements	1,500,000	—	—	—	—	1,500,000
Proceeds from Senior Secured Credit Facility	—	1,600,000	—	—	—	1,600,000
Proceeds from 9 1/4% Senior Notes	—	1,000,000	—	—	—	1,000,000
Proceeds from minority interest in subsidiary	—	2,000	—	—	—	2,000
Proceeds from long-term note to parent	—	—	—	100,045	(100,045)	—
Debt issuance costs	(14,106)	(44,683)	—	—	—	(58,789)
Repayment of debt	(1,500,000)	(935,539)	(2,446)	—	—	(2,437,985)
Proceeds from termination of cash flow hedging derivative	—	4,355	—	—	—	4,355
Proceeds from exercise of stock options and warrants	2,744	—	—	—	—	2,744

Net cash (used in) provided by financing activities	(11,362)	1,637,501	(2,446)	100,045	(100,045)	1,623,693

INCREASE IN CASH AND CASH EQUIVALENTS	5,090	3,529	38	40,132	—	48,789
CASH AND CASH EQUIVALENTS, beginning of year	10,624	95,772	219	6,094	—	112,709

CASH AND CASH EQUIVALENTS, end of year	$15,714	$99,301	$257	$46,226	$—	$161,498

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

22. Related-Party Transactions:

One of the Company’s current directors is a general partner of various investment funds affiliated with one of the Company’s greater than 5% stockholders. These funds own in the aggregate an approximate 17% interest in a company that provides services to the Company’s customers, including handset insurance programs and roadside assistance services. Pursuant to the Company’s agreement with this related party, the Company bills its customers directly for these services and remits the fees collected from its customers for these services to the related party. Accruals for the fees that the Company collected from its customers are included in accounts payable and accrued expenses on the accompanying consolidated balance sheets. The Company had the following transactions with this related party (in millions):

	Year Ended December 31,
	2008	2007	2006
Fees received by the Company as compensation for providing billing and collection services.	$7.1	$5.7	$2.7
Handsets sold to the related party	12.0	10.8	12.7

	2008	2007
Liability for fees collected from customers	$3.7	$3.3
Receivables from the related party which were included in:
Accounts receivable	0.8	0.7

The Company paid approximately $0.2 million, $0.1 million and $0.1 million for the years ended December 31, 2008, 2007 and 2006, respectively, to a law firm for professional services, a partner of which is related to a Company executive officer.

One of the Company’s current directors is the chairman of an equity firm that holds various investment funds affiliated with one of the Company’s greater than 5% stockholders. The equity firm is affiliated with a current director of a company that provides wireless caller id with name services to the Company. The Company paid approximately $0.1 million to the company for these services during the year ended December 31, 2008.

One of the Company’s current directors is a general partner of various investment funds affiliated with one of the Company’s greater than 5% stockholders. These funds own in the aggregate an approximate 15.6% interest in a company that provides advertising services to the Company. The Company paid approximately $4.4 million, $3.5 million and $1.3 million to the company for these services during the years ended December 31, 2008, 2007 and 2006, respectively.

23. Supplemental Cash Flow Information:

	Year Ended December 31,
	2008	2007	2006
	(In thousands)
Cash paid for interest	$177,210	$194,921	$86,380
Cash paid for income taxes	2,617	423	3,375

Non-cash investing and financing activities:

The Company accrued dividends of $6.5 million and $21.0 million related to the Series D Preferred Stock for the years ended December 31, 2007 and 2006, respectively.

The Company accrued dividends of $0.9 million and $3.0 million related to the Series E Preferred Stock for the years ended December 31, 2007 and 2006, respectively.

Net changes in the Company’s accrued purchases of property, plant and equipment were $161.9 million, $42.5 million and $28.5 million for the years ended December 31, 2008, 2007 and 2006, respectively. Included within the Company’s accrued purchases are estimates by management for construction services received based on a percentage of completion.

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

Assets acquired under capital lease obligations were $92.9 million for the year-ended December 31, 2008.

On April 24, 2007, concurrent with the closing of the Offering, all outstanding shares of preferred stock, including accrued but unpaid dividends, were converted into 150,962,644 shares of common stock.

See Note 2 for the non-cash increase in the Company’s asset retirement obligations.

24. Quarterly Financial Data (Unaudited):

The following financial information reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of the Company’s results of operations for the interim periods. Summarized data for each interim period for the years ended December 31, 2008 and 2007 is as follows (in thousands, except per share data):

	Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008
Total revenues	$662,354	$678,807	$686,721	$723,634
Income from operations	112,028	135,644	120,653	99,442
Net income (1)	39,519	50,465	44,880	14,574
Net income per common share — basic	$0.11	$0.14	$0.13	$0.04
Net income per common share — diluted	$0.11	$0.14	$0.13	$0.04

	Three Months Ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
Total revenues	$536,686	$551,176	$556,738	$591,134
Income from operations	102,676	132,062	133,138	92,238
Net income (loss)(2)	36,352	58,094	53,108	(47,150)
Net income (loss) per common share — basic	$0.11	$0.17	$0.15	$(0.14)
Net income (loss) per common share — diluted	$0.11	$0.17	$0.15	$(0.14)

(1)    During the three months ended March 31, 2008, June 30, 2008, September 30, 2008, and December 31, 2008, the Company recognized an impairment loss on investment securities in the amount of approximately $8.0 million, $9.1 million, $3.0 million, and $10.8 million, respectively.

(2)    During the three months ended September 30, 2007 and December 31, 2007, the Company recognized an impairment loss on investment securities in the amount of approximately $ 15.0 million and $82.8 million, respectively.

25. Subsequent Events:

On January 14, 2009, Wireless completed the sale of $550.0 million of 9 1/4% senior notes due 2014 (the “New 9 1/4% Senior Notes”) at a price equal to 89.50% of the principal amount of such New 9 1/4% Senior Notes. On January 20, 2009, Wireless consummated the sale of the New 9 1/4% Senior Notes resulting in net proceeds of approximately $480.5 million. The net proceeds from the sale of the New 9 1/4% Senior Notes will be used for general corporate purposes which could include working capital, capital expenditures, future liquidity needs, additional opportunistic spectrum acquisitions, corporate development opportunities and future technology initiatives. On January 20, 2009, Wireless entered into a registration rights agreement in connection with the consummation of the sale of the New 9 1/4% Senior Notes. Under the terms of the registration rights agreement, Wireless agrees to file a registration statement on or before the 270th day after the New 9 1/4% Senior Notes’ issue date covering the New 9 1/4% Senior Notes. Wireless also agreed to use commercially reasonable efforts to have such Registration Statement declared effective on or prior to the 300th day after the New 9 1/4% Senior Notes’ issue date. Alternatively, if Wireless is unable to consummate the Exchange Offer (as defined in the Registration Rights Agreement) or if holders of the New 9 1/4% Senior Notes cannot participate in the Exchange Offer for certain specified reasons, then Wireless and the Guarantors will use commercially reasonable efforts to file a shelf registration statement within the times specified in the Registration Rights Agreement to facilitate resale of the New 9 1/4% Senior Notes. All registration expenses will be paid by Wireless and the Guarantors. Should Wireless fail to

MetroPCS Communications, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2008, 2007 and 2006

file the registration statement, have such registration statement declared effective, consummate the Exchange Offer or, in the alternative, have the shelf registration statement declared effective, Wireless will be required to pay certain liquidated damages as provided in the Registration Rights Agreement.